BRIDGES INVESTMENT FUND, INC.
                                256 Durham Plaza
                              8401 West Dodge Road
                             Omaha, Nebraska 68114
                                  402-397-4700

                                                      January 22, 1996

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
                                PROXY STATEMENT

To the Shareholders of
 Bridges Investment Fund, Inc.

   The Annual Meeting of the shareholders of Bridges Investment Fund, Inc., a Nebraska corporation, will be held at the office of the corporation in the City of Omaha, State of Nebraska, at 256 Durham Plaza, 8401 West Dodge Road, on February 20, 1996, at 11:00 a.m., Omaha Time, for the following purposes:

   1. To elect a Board of eleven (11) Directors, refer to Section 1 below:

   2. To approve or reject the continuance of the investment advisory contract, continuing the employment of Bridges Investment Counsel, Inc. as investment adviser to the Fund for the year ending April 17, 1997, as more fully described in Section 2 below;

   3. To approve or reject the ratification of the selection of Arthur Andersen LLP as independent auditors for the Fund for the year ending December 31, 1996, see Section 3 below;

   4. To transact such other business as may properly come before the meeting.


   This proxy is solicited by the Board of Directors, to be voted at the Annual Meeting or any adjournment thereto. The cost of the Proxy solicitations will be paid by the investment adviser for the Fund. Additional solicitation may be made by mail, personal interview, or telephone and telegraph by Fund personnel, who will not be compensated therefore. The cost of any such additional solicitation will also be paid by the Fund's investment adviser.

   If you do not expect to be present, please sign the enclosed Proxy and mail it to Bridges Investment Fund, Inc., 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114. All valid Proxies obtained will be voted in favor of the election of directors, unless specified to the contrary. With respect to the continuance of the investment advisory contract (Item 2 above), and the ratification of the selection of accountants (Item 3 above), all valid Proxies will be voted in accordance with the designation on the Proxies. If no designation is made, Proxies will be voted in favor of the proposals. Any shareholder has the power to revoke his Proxy at any time prior to the voting thereof by sending a letter to the Fund's office, or by executing a new Proxy. The giving of a Proxy will not affect your right to vote in person if you find it convenient to attend the Meeting. At the beginning of the Meeting, all shareholders in attendance will be given an opportunity to revoke said Proxy and to vote personally on each matter described herein.

   The Board of Directors has fixed the close of business on January 15, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. The transfer books of the Fund will not be closed.

   On January 15, 1996, the Fund had outstanding 1,127,873.067 shares of capital stock, par value $1 per share. After the elimination of fractional shares which are not entitled to be voted, there were 1,127,663 full shares outstanding on January 15, 1996, which are entitled to vote. In the election of directors, each share is entitled to as many votes as there are directors to be elected. Such votes may all be cast for one nominee or distributed among as many nominees and in such proportions as the holder sees fit. In other matters, each share is entitled to one vote, except that fractional shares are not entitled to vote.
No person owns of record, and, so far as the management knows, no person owns beneficially more than 10% of the outstanding capital stock of the Fund.

   The Annual Report for the year ended December 31, 1995, mailed simultaneously with this Proxy Statement to the shareholders, includes a statement of assets and liabilities as of December 31, 1995, and a statement of income and expenses for the year ended that date. Any shareholder who desires additional copies may obtain them upon request at the office of the Fund, 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska 68114.

   1. By-Law Amendment and Election of Directors
      ------------------------------------------


   It is proposed to elect eleven (11) directors who will serve until the next Annual Meeting of the shareholders and until their successors are elected and qualified.

   The persons named in the enclosed Proxy intend to nominate and vote in favor of the election of the nominees listed below, all of whom have consented to serve the term for which they are standing for election. If for any reason any of the nominees shall become unavailable for election, the Proxy will be voted for nominees selected by the management.

   The following information is furnished as to the proposed nominees whose terms of office will run from February 20, 1996, to February 19, 1997:

Frederick N. Backer, Age 63 -- First Became Director in 1979
------------------------------------------------------------

   *2,116 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Director of the Fund, member of the Executive Committee and Audit Committee, and Chairman of the Board of Directors of the Fund. Mr. Backer is currently the President of JAT Corp., an investment holding company with activities in Nebraska and Missouri. His responsibilities to this concern commenced in August, 1972. During 1995, Mr. Backer had a 100% attendance record at the five regularly scheduled meetings of the Board of Directors and a 100% attendance for the one meeting of the Executive Committee.

   *2,116 shares are held by FirsTier Bank, N.A. as Custodian for a master plan Individual Retirement Act account for Mr. Backer. Mr. Backer's wife, Marcia S. Backer, has a beneficial interest in 172 shares of an Individual Retirement Act account held by FirsTier Bank, N.A. as Custodian. Mr. Backer's three children, James S. Backer, Ann B. Davids, and Thomas F. Backer hold 2,173, 1,216, and 886 shares, respectively, in Individual Retirement Act accounts at FirsTier Bank, N.A. as Custodian. In addition, James, Ann, and Thomas Backer hold 597, 35, and 597 shares, respectively, in their own names. Thus, the total ownership by the Frederick N. Backer family is 7,792 shares. Mr. Backer is an interested person member of the Board of Directors, as defined on page 14.


Edson L. Bridges II, Age 63 -- First Became Director and Officer in 1963
------------------------------------------------------------------------

   *25,437 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995


   President and Director of the Fund and member of the Executive Committee and Audit Committee of the Board of Directors of the Fund. In September, 1959, Mr. Bridges became associated with the predecessor firm to Bridges Investment Counsel, Inc. and is presently the President and Director of that Corporation. Mr. Bridges is also President and Director of Bridges Investor Services, Inc., a company that became Transfer Agent and Dividend Disbursing Agent effective October 1, 1987. Mr. Bridges is also President and Director of Provident Trust Company, chartered to conduct business on March 11, 1992. During 1995, Mr. Bridges had a 100% attendance record at the five regularly scheduled meetings of the Board of Directors. Mr. Bridges also had a 100% attendance record at the Audit Committee and Executive Committee Meetings.


   *12,729 shares are owned in Mr. Bridges' name; 7,483 shares are held by a corporate trustee for the Bridges Investment Counsel, Inc. Profit Sharing Trust, and 3,266 shares represent a beneficial interest in Bridges Investment Counsel, Inc. Pension Trust. These shares represent estimated interests in the Trusts' holding of the Fund's shares; 1,959 shares are held by FirsTier Bank, N.A. as Custodian for master plan Individual Retirement Act and Simplified Employee Pension accounts. In sum, Mr. Bridges has a beneficial interest in 25,437 shares of the Fund. The beneficial ownership interest of Sally S. Bridges, wife; Jennifer B. Hicks, daughter; Robert W. Bridges, son; Edson L. Bridges III, son; and Tracy T. Bridges, daughter-in-law, are set forth on pages 12 and 13.


Mr. Bridges is an affiliated person member of the Board of Directors because he is an officer and director of the Fund and its investment adviser.


Edson L. Bridges III, Age 37 -- First Became Officer in 1985 and Director
-------------------------------------------------------------------------

in 1991
-------

   *7,554 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995


   Director and Vice President of the Fund and member of the Executive Committee of the Board of Directors of the Fund. Mr. Bridges has been a full-time member of the professional staff of Bridges Investment Counsel, Inc. since August, 1983, and a part-time member from January 1, 1983. Mr. Bridges has been responsible for securities research and the investment management for an expanding base for discretionary accounts for more than five years. Mr. Bridges became a Director of Stratus Fund, Inc. in October, 1990. Stratus Fund, Inc. is an open-end, regulated investment company located in Lincoln, Nebraska. Mr. Bridges has been Executive Vice President-Investments of Bridges Investment Counsel, Inc. since February, 1993, and he is a Director of that Firm. Mr. Bridges is also an officer and a Director of Bridges Investor Services, Inc. and Provident Trust Company. During 1995, Mr. Bridges had a 100% attendance record at the five regularly scheduled meetings of the Board of Directors and a 100% attendance at the one meeting of the Executive Committee.

   *Mr. Bridges' ownership is represented by 103 shares in his own name; 1,824 shares held in the Profit Sharing Trust; 623 shares held in the Pension Trust of Bridges Investment Counsel, Inc. by the Trustees of these plans; 3,296 shares held in a 401(k) Plan and Trust for employees of Bridges Investment Counsel, Inc. and 989 shares in an IRA Custodial Account held by FirsTier Bank, N.A. Mr. Bridges also has a 718 share interest in a family trust described on page 12.


Tracy Taylor Bridges, Mr. Bridges' wife, holds 249 shares in an IRA Custodial Account and 6,804 shares in a 401(k) Plan. The total family ownership for Mr. Edson L. Bridges III is 14,606 shares. Mr. Bridges is an affiliated person member of the Board of Directors because he is an officer and Director of the Fund and its investment adviser.


N. Phillips Dodge, Jr., Age 59 -- First Became Director in 1983
---------------------------------------------------------------

   *2,021 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995


   Director of the Fund and member of the Executive Committee of the Board of Directors of the Fund. Mr. Dodge is President of N. P. Dodge Company, a leading commercial and residential real estate brokerage concern in the area of Omaha, Nebraska. Mr. Dodge has held this position since July, 1978. Mr. Dodge is also a principal officer and director of a number of subsidiary and affiliated companies in the property management, insurance, real estate syndication, and cemetery businesses. Mr. Dodge became a Director of Southern California Water Company in April, 1990, and a Director of the Omaha Public Power District as of January 5, 1995, for a six year term. During 1995, Mr. Dodge had a 100% attendance record at the five regularly scheduled meetings of the Board of Directors and a 100% attendance at the one meeting of the Executive Committee.

   *Mr. Dodge's 2,021 shares are held in an Individual Retirement Act account by FirsTier Bank, N.A. as Custodian. His wife, Kathleen C. Dodge, has a similar account with the identical 2,021 shares. Mr. Dodge's father, N. P. Dodge, owns 500 shares, and his wife, Virginia L. Dodge, owns 1,694 shares. Therefore, the total Dodge family ownership is 6,236 shares. Mr. Dodge is an interested person member of the Board of Directors, as defined on page 14.


John W. Estabrook, Age 68, First Became Director in 1979
--------------------------------------------------------

   *696 Shares of Corporation owned beneficially, directly or indirectly, of record on December 31, 1995

   Director of the Fund and member of the Audit Committee of the Board of Directors of the Fund. Mr. Estabrook was the Chief Administrative Officer of the Nebraska Methodist Hospital and its holding company, Nebraska Methodist Health System, in Omaha, Nebraska, beginning June, 1959. Effective January 1, 1987, Mr. Estabrook relinquished the position of President of Nebraska Methodist Hospital, assuming the Presidency of the Nebraska Methodist Health System until his retirement on August 31, 1992. During 1995, Mr. Estabrook had an 80% attendance record at the five regularly scheduled meetings of the Board of Directors, and a 100% attendance at the one meeting of the Audit Committee.

   *696 shares are held by FirsTier Bank, N.A. as Custodian for a master plan Individual Retirement Act account. Mr. Estabrook's wife, Nancy C. Estabrook, owns 32,462 shares in her own name, and she owns 2,463 shares in an Individual Retirement Act account at FirsTier Bank, N.A. Mr. Estabrook's son, John C. Estabrook, owns 2,295 shares jointly with his wife, Sharon K. Estabrook; in addition, 1,263 shares each are held in Trusts for John Adam Estabrook and Matthew David Estabrook, grandchildren of John W. Estabrook, for a total of 2,526 shares; 441 shares are held by FIRNBANK Co. which were previously held by Mrs. Leona Cameron, Nancy Estabrook's mother, now deceased. Thus, 40,883 total shares are owned by the Estabrook family. Mr. Estabrook is an interested person member of the Board of Directors, as defined on page 14.


Jon D. Hoffmaster, Age 48, First Became Director in 1993
--------------------------------------------------------

   *2,312 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Director of the Fund and member of the Audit Committee of the Board of Directors of the Fund. Mr. Hoffmaster serves as Vice Chairman of American Business Information, Inc. in Omaha, Nebraska. He has previously served as President and Chief Operating Officer, Chief Financial Officer of that Company, and Executive Vice President and director since 1987. From 1980 to 1987, Mr. Hoffmaster was President and Chief Executive Officer of First National Bank of Bellevue, Nebraska. American Business Information, Inc. is a leading producer of business-to-business marketing information which it supplies from its proprietary database containing information on approximately 10 million businesses in the United States and one million entities in Canada. During 1995, Mr. Hoffmaster had a 60% attendance record at five regularly scheduled meetings of the Board of Directors and a 100% attendance at the one meeting of the Audit Committee.

   *2,312 shares were held in Mr. Hoffmaster's own name on December 31, 1995. Mr. Hoffmaster's daughter, Margaret S. Hoffmaster, holds 426 shares in her own name, and 547 shares are held by Elizabeth O. Hoffmaster, another daughter of Mr. Hoffmaster. Thus, the total Hoffmaster family ownership of the Fund is 3,285 shares. Mr. Hoffmaster is an interested person member of the Board of Directors, as defined on page 14.


John J. Koraleski, Age 45, First Became Director in 1995
--------------------------------------------------------

   *322 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Director of the Fund and member of the Executive Committee of the Board of Directors of the Fund. Mr. Koraleski is Executive Vice President-Finance & Information Technologies of the Union Pacific Railroad Company headquartered in Omaha, Nebraska. Mr. Koraleski was employed by Union Pacific in June, 1972. He has served the railroad in various capacities. He was appointed to his present position in September, 1991. As Chief Financial Officer of the Railroad, Mr. Koraleski heads and manages the financial planning and management functions, and he is responsible for the operations of the company's information and telecommunications technologies. The Railroad's Contracts & Real Estate Department is also under his responsibility. Mr. Koraleski is also a member of the Railroad's Operating Committee and is Chairman of the Board of Directors of Automated Monitoring and Control International, Inc.(AMCI), a privately-held technology firm situated in Omaha, Nebraska. During 1995, Mr. Koraleski had a 100% attendance record for the four regularly scheduled meetings (after being elected to the Board of Directors in February of 1995), and a 100% attendance at the one meeting of the Executive Committee.

   *322 shares are held in The Koraleski Living Trust (dated 01-18-1991), John
J. Koraleski and Stephanie F. Koraleski, Trustees.


Roger A. Kupka, Age 66, First Became a Director in 1982
-------------------------------------------------------

   *4,691 Shares of Corporation owned beneficially, directly or indirectly,   or
of record on December 31, 1995

   Director of the Fund and member of the Executive Committee of the Board of Directors of the Fund. Mr. Kupka was the President and Chief Executive Officer of Nebraska Builders Products Co. of Omaha, Nebraska. He held this position from 1969 until November, 1986, when he retired. During the past five years, Mr. Kupka has been Vice Chairman of the Board of Directors of PSI Group, formerly known as Discount Mail Inc., headquartered in Omaha, Nebraska. Mr. Kupka is currently a member of the Board of Directors of PSI Group. In addition, Mr. Kupka serves as President of Kupka, Inc. and President of Micklin Home Improvement Co. Mr. Kupka is also a Vice President of PSI Leasing. All of these companies are located in Omaha, Nebraska. During 1995, Mr. Kupka had a 100% attendance record for the five regularly scheduled meetings of the Board of Directors, and a 100% attendance of the one meeting of the Executive Committee.

   *112 shares were held in Mr. Kupka's own name on December 31, 1995; 3,661 shares are held in a Rollover Individual Retirement Act account at the FirsTier Bank, N.A. as Custodian for Mr. Kupka's beneficial interest. In addition, Mr. Kupka owns a regular IRA account with FirsTier Bank, N.A. as Custodian that holds 918 shares. Mr. Kupka's wife, Dorothy J. Kupka, has a beneficial interest of 1,456 shares in an IRA account at FirsTier Bank, N.A. Consequently, the entire Kupka family ownership of the Fund is 6,147 shares.


Gary L. Petersen, Age 52, First Became Director in 1987
-------------------------------------------------------

   *34,999 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Director of the Fund and member of the Executive Committee. Mr. Petersen is the Retired President of Petersen Manufacturing Co. Inc. of DeWitt, Nebraska. Mr. Petersen commenced employment with the Company in February, 1966. He became President in May, 1979, and retired in June, 1986. Petersen Manufacturing Co. Inc. produced a broad line of hand tools for national and worldwide distribution under the brand names Vise-Grip, Unibit, Prosnip, and Punch Puller. During 1995, Mr. Petersen had an 80% attendance record at the five regularly scheduled meetings of the Board of Directors and a 100% attendance record for the one meeting of the Executive Committee.

   *33,510 and 1,490 shares are held in two separate Rollover Individual Retirement Act accounts by the FirsTier Bank, N.A. and National Bank of Commerce as Custodian for Mr. Petersen's beneficial interest. In addition, Mr. Petersen's wife, Allison D. Petersen, holds 1,206 shares in an IRA Rollover account at FirsTier Bank, N.A., and their son, Daniel L. Petersen, also holds 929 shares in an IRA Rollover account at FirsTier Bank, N.A. Mr. Petersen is a co-trustee of the Ralph W. Petersen GST Exempt Trust, which holds 1,290 shares. Mr. Petersen's son, Daniel, and his daughter, Megan, each had a beneficial interest of 322.5 shares of the Fund. The 645 balance of these shares is owned for the benefit of Mr. Petersen's three nephews: Cleland Johnson, Kenneth Totman, and Richard Lee Totman. Thus, the total Petersen family ownership is 38,425 shares. Mr. Petersen is an interested person member of the Board of Directors, as defined on page 14.


Roy A. Smith, Age 62, First Became Director in 1976
---------------------------------------------------

   *2,982 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Director of the Fund and member of the Executive Committee of the Board of Directors of the Fund. Mr. Smith is President of H. P. Smith Motors, Inc. and Old Mill Toyota, both of Omaha, and is a director of the Mid City Bank of Omaha. During 1995, Mr. Smith had a 60% attendance record at the five regularly scheduled meetings of the Board of Directors and a 100% attendance at the one meeting of the Executive Committee.

   *1,508 shares are held in Mr. Smith's name, and 1,474 shares are held by FirsTier Bank, N.A. as Custodian for a master plan Individual Retirement Act account. Mr. Smith's wife, Macaela J. Smith, holds 559 shares in an Individual Retirement Act account held by FirsTier Bank, N.A. Homer A. Smith, brother to Roy A. Smith, also owns 12,409 shares jointly with his wife, Kathryn H. Smith. In addition, 6,631 shares are held as Custodian for Mr. Smith's niece and nephew, Courtney Lynn and Gregory Thomas Asplund. Thus, the total Smith family ownership is 22,581 shares.


L.B. Thomas, Age 59, First Became Director in 1992
--------------------------------------------------

   *684 Shares of Corporation owned beneficially, directly or indirectly or of record on December 31, 1995

   Director of the Fund and member of the Executive Committee. Mr. Thomas is Senior Vice President, Risk Officer and Corporate Secretary for ConAgra, Inc., with world-wide operations and the second largest major processor of food products in the United States, headquartered in Omaha, Nebraska. He is also a member of ConAgra's Management Executive Committee. Mr. Thomas joined ConAgra as assistant to the Treasurer in 1960. He was named Assistant Treasurer in 1966; Vice President, Finance in 1969; Vice President, Finance and Treasurer in 1974; added the Corporate Secretary responsibility in 1982; and became Senior Vice President in 1991. Mr. Thomas is also an officer and director of numerous ConAgra subsidiaries. Mr. Thomas is a director of the Exchange Bank of Mound City, Missouri, and he is a director of the Kiewit Investment Fund of Omaha, Nebraska. During 1995, Mr. Thomas had a 40% attendance record at five regularly scheduled meetings of the Board of Directors and a 0% attendance record for one meeting of the Executive Committee.

   *684 shares are held in Mr. Thomas' name.


Rosemary M. Teckmeyer, Age 68, First Became Officer in 1969
-----------------------------------------------------------

   *2,991 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Vice President of the Fund. Mrs. Teckmeyer has been an accounting, administrative, and client contact person for Bridges Investment Counsel, Inc. since September, 1967. Mrs. Teckmeyer has progressed through all phases of securities portfolio accounting and Fund administration, including shareholder relations and preparation of the content for reports to regulatory bodies for the Fund and its investment adviser, to the position of Vice President and Treasurer of Bridges Investment Counsel, Inc. Mrs. Teckmeyer is an officer and Director of Bridges Investor Services, Inc., and she is an officer of Provident Trust Company.


   *301 shares are held jointly with Henry J. Teckmeyer, her husband; and 2,316 shares represent a beneficial interest in the Pension Trust of Bridges Investment Counsel, Inc. held by the Trustees of these plans; 374 shares are held in a master plan Individual Retirement Act account by FirsTier Bank, N.A. as Custodian; 101 shares are held by Timothy W. Schulz as Custodian for Caleb and Kathryn Schulz, and 50 shares are held by Thomas N. Teckmeyer as Custodian for Grant Stephen Teckmeyer, grandchildren of Mrs. Teckmeyer under the Nebraska UGTMA. The total ownership for Rosemary M. Teckmeyer is 3,142 shares.


Nancy K. Dodge, Age 33, First Became Officer in 1986
----------------------------------------------------

   *1,483 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Treasurer of the Fund. Mrs. Dodge has been an employee of Bridges Investment Counsel, Inc. since January, 1980. Her career has progressed through the accounting department of that Firm, to her present position as Assistant to the President. Mrs. Dodge is the person primarily responsible for day to day accounting entries for the Fund, and she is also the key person for handling relations with shareholders, the custodian bank, and the auditor. Mrs. Dodge is an officer and Director of Bridges Investor Services, Inc.

   *1,250 shares represent a beneficial interest in the Profit Sharing Trust, and 233 shares represent a beneficial interest in the Bridges Investment Counsel, Inc. Pension Trust held by the Trustees of these plans. The total ownership for Nancy K. Dodge is 1,483 shares.


Mary Ann Mason, Age 44, First Became Officer in 1987
----------------------------------------------------


   *2,970 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Secretary of the Fund. Mrs. Mason has been an employee of Bridges Investment Counsel, Inc. from June, 1981. Her career has been mainly in the staff services area as a secretary. Mrs. Mason is also Corporate Secretary for Bridges Investment Counsel, Inc., Provident Trust Company, Bridges Investor Services, Inc. and a Director of that Company.

   *Mrs. Mason and her husband, Gerald L. Mason, own 1,280 shares jointly. In addition, Mrs. Mason holds 800 shares in a master plan Individual Retirement Act account with FirsTier Bank, N.A. as Custodian. Mrs. Mason has a beneficial interest in 667 shares in the Bridges Investment Counsel, Inc. Profit Sharing Trust and 223 shares in the Bridges Investment Counsel, Inc. Pension Plan. Gerald L. Mason has a master plan Individual Retirement Act account with FirsTier Bank, N.A. as Custodian, which owns 801 shares. Thus, the total family ownership for Mary Ann Mason is 3,771 shares.


Douglas P. Person, Age 38, First Became Officer in 1988
-------------------------------------------------------

   *1,331 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Assistant Vice President of the Fund. Mr. Person has been a member of the professional staff of Bridges Investment Counsel, Inc., functioning as an analyst and counselor, since September, 1985. Mr. Person has been a Vice President of Bridges Investment Counsel, Inc. since February, 1992. His prior employment experience was with the Nebraska State Legislature as a Legislative Aide, First National Bank of Lincoln as Trust Marketing Representative, and Shearson/American Express as a Registered Representative. In his position with Bridges Investment Counsel, Inc., Mr. Person has been active in securities research and counseling investment advisory clients. Mr. Person is an officer and Director of Bridges Investor Services and an officer of Provident Trust Company.

   *Mr. Person has a beneficial interest in 614 shares of the Fund held in the Bridges Investment Counsel, Inc. Profit Sharing Plan, 227 shares in the Bridges Investment Counsel, Inc. Pension Plan, and 490 shares in a 401(k) Plan and Trust. The total ownership for Douglas P. Person is 1,331 shares.


Kathleen J. Stranik, Age 52, First Became Officer in 1995
---------------------------------------------------------

   *735 Shares of Corporation owned beneficially, directly or indirectly, or of record on December 31, 1995

   Assistant Secretary of the Fund. Mrs. Stranik has been an employee of Bridges Investment Counsel, Inc. from January, 1986. Mrs. Stranik has functioned as an executive secretary to both Edson L. Bridges II and Edson L. Bridges III throughout her career with the Firm.

   *Mrs. Stranik and her husband, Thomas J. Stranik, own 128 shares jointly. In addition, Mrs. Stranik holds 53 shares in a master plan Individual Retirement Act account with FirsTier Bank, N.A. as Custodian. Mrs. Stranik has a beneficial interest in 350 shares in the Bridges Investment Counsel, Inc. Profit Sharing Trust and 184 shares in the Bridges Investment Counsel, Inc. Pension Plan, and 20 shares in a 401(k) Plan and Trust. The total ownership for Kathleen J. Stranik is 735 shares.


   The officers of the Fund as disclosed herein have been elected by the Board of Directors on April 13, 1995, and their terms of office run from April 13, 1995, to April 13, 1996.

   With respect to shares reported for beneficial interests held in profit sharing and pension trusts of Bridges Investment Counsel, Inc., the shares shown are based upon September 30, 1995, and December 31, 1994, allocations of percentage interests in the retirement plans with appropriate adjustments to reflect changes since that time. However, actual ownership at December 31, 1995, will vary from the reported shares based upon new entrants to the plans, changes in compensation levels for existing participants, and other factors that determine a participant's percentage interest in each plan. These determinations may not be finalized before March 15, 1996; thus, the disclosures of beneficial interests in this proxy statement as of December 31, 1995, are the best estimates possible from the available information at this time.

   No shareholder owns of record, or beneficially of record, more than 10% of the outstanding capital stock of the Fund, which totaled 1,116,620 shares as of December 31, 1995.

   The family of Edson L. Bridges II has the following beneficial ownership in shares of the Fund: Edson L. Bridges II, 12,729 shares in his own name; 1,549 shares in the master plan Individual Retirement Act account; 7,483 shares through a beneficial interest in the Bridges Investment Counsel, Inc. Profit Sharing Trust; 3,266 shares represent a beneficial interest in the Bridges Investment Counsel, Inc. Pension Trust; and 410 shares in a SEP IRA account with FirsTier Bank as Custodian, for a total of 25,437 shares. Sally S. Bridges, in her name, owns 3,565 shares, and she also holds 1,169 shares in a master plan Individual Retirement Act account. Mrs. Bridges' beneficial and of record ownership of Fund shares is 4,734 shares.

   Edson L. Bridges III owns 103 shares in his own name and 1,824 shares through a beneficial interest in the Bridges Investment Counsel, Inc. Profit Sharing Trust; 623 shares represent a beneficial interest in the Bridges Investment Counsel, Inc. Pension Trust; 3,296 shares represent a beneficial interest in the 401(k) Plan and Trust for employees of Bridges Investment Counsel, Inc.; and 989 shares and 249 shares, respectively, are held in a master plan Individual Retirement Act account for both Edson L. Bridges III and Tracy T. Bridges, his wife. Mr. Bridges is a principal beneficiary of the Edson L. Bridges II Irrevocable Trust, and his one-third interest in the Trust's ownership of the Fund was 718 shares. Tracy Bridges further holds 6,804 shares through the First National Bank of Omaha as custodian for Kutak Rock 401(k) Profit Sharing Plan & Trust. The total beneficial ownership of this family component group is 14,606.

   Jennifer B. Hicks, daughter of Edson L. Bridges II, owns 230 shares in a master plan Individual Retirement Act account. In addition, Mrs. Hicks is entitled to 167 shares through a beneficial interest in the Bridges Investment Counsel, Inc. Profit Sharing Trust, and 45 shares are attributed to her through a beneficial interest in the Bridges Investment Counsel, Inc. Pension Trust. Mrs. Hicks is a principal beneficiary of the Edson L. Bridges II Irrevocable Trust, and her one-third interest in the Trust's ownership of the Fund was 718 shares. Thus, Mrs. Hicks has a beneficial interest in 1,160 shares of the Fund.

   Robert W. Bridges, son of Edson L. Bridges II, owns in his own name 412 shares, and he has a one-third beneficial interest in the Edson L. Bridges II Irrevocable Trust for 718 shares, 192 shares in a master plan Individual Retirement Act account, 178 shares through a beneficial interest in the Bridges Investment Counsel, Inc. Profit Sharing Trust, and 90 shares are attributed through a beneficial interest in the Bridges Investment Counsel, Inc. Pension Trust. In addition, 342 shares represent a beneficial interest in the 401(k) Plan and Trust for employees of Bridges Investment Counsel, Inc. In addition, 1,069 shares are held jointly with his wife, Elizabeth Bridges. Thus, Robert W. Bridges' beneficial ownership in the Fund totals 3,001 shares.

   The combined beneficial ownership for members of the family of Edson L. Bridges II is 48,939 shares or 4.38% of the total shares outstanding. Marvin W. Bridges, Jr., brother of Edson L. Bridges II, holds 10,026 shares in a trust with Provident Trust Company. Ann B. Bruce, daughter of Marvin W. Bridges, Jr., has a one-half beneficial interest in the Marvin W. Bridges, Jr., Irrevocable Trust, and there are 642 shares attributable to her in that trust. Amy Bridges Lawrence, daughter of Marvin W. Bridges, has a one-half beneficial interest in the Marvin W. Bridges, Jr. Irrevocable Trust, and there are 642 shares attributable to her in that trust. In addition, Mrs. Lawrence holds 245 shares in a separate master plan Individual Retirement Act account at FirsTier Bank, N.A. The total beneficial ownership for the Marvin W. Bridges, Jr. family is 11,555 shares or 1.0% of the total shares outstanding.

   When the branches of Edson and Marvin are combined, the various members of the Bridges family own beneficially 60,494 shares, which are equal to 5.4% of the total shares outstanding.

   The share ownership disclosures reported herein are as of December 31, 1995. To summarize the foregoing information, the Directors and officers of the Fund own beneficially or of record 108,465 shares, and their family members own an additional 89,899 shares for a total ownership of these persons of 198,364 shares, which are equal to 17.8% of the 1,116,620 shares outstanding on December 31, 1995.

   Bridges Investment Counsel, Inc., investment adviser to the Fund, has a Profit Sharing Trust and a Pension Trust for its employees, and both include some persons who are not officers or Directors of the Fund. The National Bank of Commerce, Lincoln, Nebraska, as Trustee of the Profit Sharing Trust, owned 15,621 shares for the benefit of all employees. The National Bank of Commerce owned an additional 6,545 shares as Trustee of the 401(k) Plan and Trust for the employees of Bridges Investment Counsel, Inc. Four employees, acting as Trustees, held 6,488 shares of the Fund on behalf of the Pension Plan participants. The beneficial interests of the officers and employees of Bridges Investment Counsel, Inc. who are also officers and employees of the Fund have been set forth in the foregoing statements of stock ownership. The amounts of shares reported are estimates based upon the relative percentage interest each employee carried in the deferred benefit plan or trust as of September 30, 1995. The actual percentage position for each employee for the plan year ending December 31, 1995, may not be determined until March 15, 1996.

   Edson L. Bridges II acts as a sole trustee for three irrevocable trusts that are registered with the Fund's transfer agent in the name of the grantor or the principal beneficiary of the trust. These trusts have a combined ownership of 10,748 shares of capital stock of the Fund outstanding as of December 31, 1995. Mr. Bridges also serves as a co-trustee of six other trusts with individual trustees and corporate trustees that held 10,770 shares of capital stock of the Fund as of December 31, 1995. These shares are reported in the beneficial ownership interests of each trust, and they are not reflected in the totals for Bridges family interests.


   Edson L. Bridges III is named as co-trustee with Edson L. Bridges II for two trusts with a consolidated total of 2,524 shares of capital stock of the Fund as of December 31, 1995. The capital stock owned is registered with the Fund's transfer agent in the name of the trusts, and these shares are not recorded with the total interests of the Bridges family.

   No direct compensation or other remuneration is paid to the Directors or officers by the Fund. However, the Directors as a group were paid a total of $8,583.95 by Bridges Investment Counsel, Inc. for their attendance at Audit Committee, Executive Committee, and Board of Directors meetings during 1995.

   The following Directors were interested persons members of the Board of Directors during 1995: Mr. Frederick N. Backer, Mr. Edson L. Bridges II, Mr. Edson L. Bridges III, Mr. N. Phillips Dodge, Jr., Mr. John W. Estabrook, Mr. Jon
D. Hoffmaster, and Mr. Gary L. Petersen.  An interested person is defined in
Section 2(a)(19) of The Investment Company Act of 1940 as amended in 1970. This definition is lengthy; however, for the purpose of this explanation, an interested person shall mean a director or officer of the Fund who has a significant or material business or professional relationship with the Fund's investment adviser, Bridges Investment Counsel, Inc.



   Provident Trust Company of Omaha, Nebraska, had 192 shareholders as of December 31, 1995, no one of whom owned more than 2.6% of the total outstanding voting shares of common stock. Provident Trust Company is managed by personnel of Bridges Investment Counsel, Inc. under a perpetual Management Agreement. At December 31, 1995, Provident Trust Company maintained accounts that held shares of Bridges Investment Fund, Inc. for its customers in the following capacities:
41,345 as sole trustee, 3,438 as co-trustee with an individual, 15,103 as agent, and 41,586 shares as custodian or in safekeeping service. The records of the transfer agent for the Fund maintain the ownership of the shares in the name of the trust account or the beneficial owner. Ownership interests are reported in this proxy statement in the name of the trust account or the beneficial owners. Provident Trust Company's practice with respect to voting shares of the Fund will be to deliver proxies to the beneficial owners or other representatives for the customer accounts in all situations where such policy is administratively feasible and legally possible. Provident Trust Company has officers who are not employees of Bridges Investment Counsel, Inc. or officers of Bridges Investment Fund, Inc. who may vote proxies for trust customers in those instances where independence and the avoidance of a conflict of interest are important considerations.

   With respect to the disclosures of the trusteeships of Edson L. Bridges II, Edson L. Bridges III, and Provident Trust Company, some of the account ownerships disclosed represent duplicate or triplicate information in order to report the various classifications of record ownership. The share ownership interests declared on a primary basis are the units that are utilized to report percentages for voting purposes.

   2. Approval or Rejection of the Continuance
      ----------------------------------------

      of the Investment Advisory Contract
      -----------------------------------


   On April 17, 1963, the Board of Directors of the Fund approved an investment advisory contract to be entered into between the Fund and Bridges Investment Counsel, Inc., the investment adviser, located at 256 Durham Plaza, 8401 West Dodge Road, Omaha, Nebraska. The management contract continues in effect only so long as such continuance is specifically approved at least annually by the Board of Directors, or by vote of a majority of the outstanding voting securities of the Fund; in either case, the terms of this Agreement and any renewal thereof must have been approved by the vote of a majority of Directors who are not parties to such contract or Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The contract may be terminated by either party on sixty days' written notice and terminates automatically if assigned. The contract was last submitted to the Fund's shareholders for their approval on February 21, 1995, and the purpose of that submission was to secure a continuation of the employment of Bridges Investment Counsel, Inc. for the period from April 17, 1995, through April 17, 1996.

   The recommendation to continue the contract past April 17, 1996, was first made by the non-interested person members of the Board of Directors at an Executive Meeting called for that purpose on December 5, 1995. This recommendation was then favorably acted upon at the Regular Quarterly
Meeting of the Board of Directors on January 9, 1996, for submission to the shareholders for action on February 20, 1996.

   Under its contract with the Fund, the investment adviser furnishes continuing investment supervision for the Fund and provides office space, facilities, equipment, and personnel for managing the assets of the Fund. In addition, the investment adviser pays all of the expenses of registering the Fund with the Securities and Exchange Commission under The Investment Company Act of 1940 and the Securities Act of 1933 and has agreed to pay all expenses of maintaining those registrations. Further, under this contract, the investment adviser has agreed to pay all expenses of initially qualifying and maintaining the qualification of shares of the Fund in whole or in part under the Securities Laws of such states as the Fund may from time to time designate.


   For these services, the Fund agrees to pay the investment adviser a quarterly fee of one-eighth (1/8) of one percent (1%) of the average net asset value of the Fund, which approximates 1/2 of 1% on an annual basis, as determined by appraisals made as of the close of each month of the applicable quarter. However, in the contract, the investment adviser has guaranteed the Fund that the Fund's total expenses, exclusive of stamp and other taxes but including fees paid to the investment adviser, shall not in any year exceed in the aggregate a maximum of one and one-half percent (1 1/2%) of the average net asset value of the Fund for such year as determined by appraisals made as of the close of each month thereof. If such expenses exceed the one and one-half per cent (1 1/2%) maximum, the investment adviser has agreed to reimburse the Fund for the amount of the excess.

   The investment adviser's fees for the last three fiscal years were as follows: $89,492.00 in 1993, $91,599.93 in 1994, and $107,149.30 in 1995.
There have been no reimbursed expenses under the 1 1/2% of net assets expense limitation during the last three fiscal years.

   Edson L. Bridges II, President of the Fund, is also President of Bridges Investment Counsel, Inc., the Firm which is investment adviser to the Fund. The total of 600 shares of capital stock of the investment adviser are owned as follows: Edson L. Bridges II, 525 shares; Sally S. Bridges, wife of Edson L. Bridges II, three shares; Edson L. Bridges III, six shares; and National Bank of Commerce as Trustee for the Bridges Investment Counsel, Inc. Profit Sharing Trust, 66 shares. The officers of Bridges Investment Counsel, Inc. hold a beneficial interest of 78.03% of shares held in the Profit Sharing Trust, including a 47.90% allocation for Mr. Edson L. Bridges II that translates to a 31.61 share indirect ownership for him. Thus, Mr. Bridges' beneficial interest in the stock ownership of Bridges Investment Counsel, Inc. is 556.61 shares when his attributed shares from the Profit Sharing Trust are included with shares owned personally.

   Mr. Edson L. Bridges II, Mrs. Sally S. Bridges, and Mr. Edson L. Bridges III are the three Directors of Bridges Investment Counsel, Inc.

   The foregoing statements of stock ownership are disclosed as of December 31, 1995.

   The investment adviser does not advise any other investment companies.

   In order for the contract to be continued, approval by the holders of the majority of the outstanding shares of the Fund is necessary. If the contract is not adopted by the shareholders, the Board of Directors would take an appropriate alternative action.

   Prior to recommending approval of the investment adviser contract, the members of the Board of Directors reviewed the financial resources of the investment adviser, the investment performance record of the Fund in comparison with funds of similar size and comparable investment objectives, the operating costs relative to other funds, and other factors including the quality of service to shareholders and matters set forth in a special study prepared annually for the Board members by the investment manager. At each Board of Directors meeting, except the December session, the Board reviews each securities transaction undertaken for the Fund's portfolio during the prior three-month period for the cost efficiency of the service provided by the brokerage concerns involved -- all of whom are non-affiliated to the Fund and its investment adviser. The Fund's Board of Directors has not formally reviewed the soft dollar commission arrangements of the investment adviser or the benefits that the investment adviser and its clients may receive from the Fund's portfolio transactions. However, such reviews will commence with the Board's analysis of the First Quarter, 1995, transactions and continue quarterly thereafter.

   During the most recent fiscal year ended December 31, 1995, the Fund paid Bridges Investor Services, Inc. $7,786.59 in fees for dividend disbursement, transfer agency, and certain report filings for deferred employee benefit plans and individual retirement accounts. These services are provided under a separate contract, not subject to a vote by the shareholders of the Corporation, between the Fund and Bridges Investor Services, Inc. -- a company owned by the employees of Bridges Investment Counsel, Inc. The Fund's Board of Directors reviews the appropriateness of the cost to the Fund and to its shareholders, and the Board approves all changes in scheduled charges for compensation under the contract arrangement between the two companies. Bridges Investor Services, Inc. will continue to be a vendor to the Fund for the business activities described in this paragraph.

   Rule 30d-1 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 requires, as of November 23, 1994, that a brief description of each matter voted upon at a meeting of shareholders be made in the Annual Shareholder Report and/or in a semi-annual report following the shareholder meeting. This description shall include the number of votes cast for, against, or withheld as well as the number of abstentions including an apparent tabulation with respect to each matter or nominee for office. Please consult the Annual Shareholder Report for 1995 that accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement for the matters and the results acted upon at the February 20, 1995, Annual Meeting of Shareholders.


   3. Ratification or Rejection of Selection of Accountants
      -----------------------------------------------------


   The Investment Company Act of 1940 provides that the accountants of an investment company shall be selected by a majority of those members of the Board of Directors who are not affiliated with the investment adviser of the Fund, that such selection shall be submitted for ratification or rejection at the Annual Meeting of the shareholders, and that the employment of such accountants shall be conditioned upon the right of the Fund, by vote of a majority of its outstanding shares, to terminate such employment. Arthur Andersen LLP has served as accountants for the Fund since its organization. On January 9, 1996, the non-interested members of the Board of Directors unanimously recommended the selection of Arthur Andersen LLP as auditors for the Fund for the year ending December 31, 1996, and the Board directed submission of this recommendation to the shareholders for ratification or rejection.

   The Board of Directors of the Fund has an Audit Committee. The Director members of the Audit Committee are: Mr. Backer, Mr. Bridges II, Mr. Estabrook, and Mr. Hoffmaster. A representative of Arthur Andersen LLP will be in attendance at the Annual Meeting of Shareholders on February 20, 1996.



   4. Other Matters Which May Come Before the Meeting
      -----------------------------------------------


   It is not anticipated that any action will be asked of the shareholders other than the ones previously indicated, but if other matters are properly brought before the Meeting, it is intended that the persons named in the Proxy will vote in accordance with their best judgment.



   Supplementary Comments and Information
   --------------------------------------


   Special matters deserving emphasis are set forth under appropriate headings in the text below:

   Cumulative Voting of Directors
   ------------------------------


   Attention is drawn to the second paragraph on page 2 of this Proxy Statement which describes the option a shareholder has to cumulate votes for the election of directors. The Board of Directors does not solicit cumulative voting with this Proxy Statement.

   Disclosure of Election Results
   ------------------------------


   In the event any nominee for election to the Board of Directors receives at the forthcoming election of Board members a total of negative votes which would equal five percent or more of the total shares voted, a post-meeting disclosure of the name(s) of the nominee(s) shall be made thereof indicating a list of all directors by name, the number of shares voted for and against, and the total number of shares voted at the meeting for directors. Such report will be made in the next quarterly shareholder letter following the shareholder meeting at which a vote is taken. This information will be provided in addition to the results to be disclosed under Rule 30d-1 under the Investment Company Act of 1940.


   Limitation of Exemption from the Proxy Rules for Certain Non-Issuer
   -------------------------------------------------------------------

   Solicitations
   -------------

   The issuer is the Fund. The Board of Directors of the Fund is not aware of solicitations for Proxies by persons other than the Board of Directors. In the event non-issuer solicitations for Proxies do occur, any false and misleading statements contained therein will be the responsibility of the solicitors that have made such filing. Such a filing of non-issuer solicitation material with the Securities and Exchange Commission does not mean that a finding by the Commission has been that the solicitation material is accurate or complete.


   Deadline for Proposals for Next Annual Meeting
   ----------------------------------------------

   Shareholders who wish to have a proposal included in the business agenda for the next Annual Meeting of Shareholders to be held February 18, 1997, must have their proposal filed at the office of the Fund by November 16, 1996, which date is estimated to be within the 90 days prior to the printing and mailing of the Proxy Statement to shareholders eligible to vote at that meeting.

   Board of Directors Meetings
   ---------------------------

   The By-Laws of the Fund provide for an eleven member Board of Directors. The Board of Directors currently has eleven members. The Board meets five times per year. The scheduled dates for 1996 are January 9, April 12, July 9, October 8, and December 3. Board meetings are normally held at 4:00 p.m. at the offices of the Fund, with the exception of the December meeting, which will begin at 5:40 p.m. The Board addresses all policy matters in relation to the operation of the Fund, and it reviews and acts upon subjects involving Federal and State law and regulation governing the Fund.

   Vacancies on the Board of Directors
   -----------------------------------


   There are no vacancies on the Board of Directors at this time.

   Attendance
   ----------


   Attendance at Board and Committee meetings was disclosed earlier for each Director in the text describing their personal background and stock ownership.

   Relationships
   -------------


   The relationships between Directors or nominees for the Board of Directors have been fully disclosed with respect to employment, family relationships, control persons, and certain economic relationships in the main text of the Proxy.


   Associations
   ------------


   There is no nominee or Director who is a member or employee or associated with a law firm which the Fund has used during the last two fiscal years or proposes to retain in the current year.


   There is no nominee or Director who is a partner, officer, or director of any investment banking firm.

   Committees
   ----------


   The Fund has an Executive Committee and an Audit Committee. The Director members on each committee have been previously identified. The Executive Committee reviews investment policies for the Fund, and members of this Committee take action on any matters which the Board should review at its next meeting for appropriate action. The Audit Committee establishes the scope of review for the annual audit by Arthur Andersen LLP, and its members work with representatives of Arthur Andersen LLP to establish such guidelines and tests for the audit which are deemed appropriate and necessary.

   Disagreements
   -------------


   No Director has requested that a description be made of any disagreement he has with the management of the Fund with respect to operations, policies, or practices of the Fund, nor has any Director declined to stand for reelection because of any such disagreement.

   Contests
   --------


   There have been no costs or terms of settlement of proxy contests for election to the Board of Directors.

   Professional Appointments and Fees
   ----------------------------------


   With respect to the retention of Arthur Andersen LLP as certified public accountants for the Fund, the Fund receives audit-related and tax preparation services.





   The Fund paid Arthur Andersen LLP $10,400 during 1995. The breakdown of this fee was as follows:

                                                            % of
                                                 Amount     Total
                                                 ------     -----


               Audit related Services            $9,650    92.8
               Preparation of Tax Returns           750     7.2
                                                    ---     ---


               Total Fee                        $10,400   100.0
                                                =======   =====

   The appointment of Arthur Andersen LLP as certified public accountants for the Fund is reviewed by the Audit Committee pursuant to an annual written proposal for engagement by Arthur Andersen LLP; the Audit Committee then recommends to the Board of Directors which in turn has recommended the appointment to the shareholders. Arthur Andersen LLP has agreed to provide services in 1996 for $10,900.



   All legal fees performed on behalf of the Fund from its inception have been paid by the investment adviser.

   The appointment of attorneys for the Fund is a matter that is reviewed annually by the Board of Directors at its January meeting.

   ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES PROMPTLY.

   Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in the Fund, and we would appreciate a phone call or letter to indicate that you expect to be in attendance on February 20, 1996.

   By Order of the Board of Directors.


                                       Mary Ann Mason
                                       Secretary


    *********************************************************************



                         BRIDGES INVESTMENT FUND, INC.

                  PROXY - Annual Meeting of February 20, 1996


     The undersigned hereby appoints Edson L. Bridges II, John W. Estabrook, and Edson L. Bridges III, and each or any of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote at the Annual Meeting of Shareholders of Bridges Investment Fund, Inc. to be held at the office of the corporation in the City of Omaha, State of Nebraska, at Room 256, Durham Plaza, 8401 West Dodge Road, on February 20, 1996, at 11:00 o'clock a.m. Omaha time, or at any adjournment thereof, upon the matters as set forth in the Notice of such Meeting and the Proxy Statement as follows:

     1.For the Election of Eleven Directors:  Frederick N. Backer, Edson L.
       Bridges II, Edson L. Bridges III, N. P. Dodge, Jr., John W. Estabrook, Jon D. Hoffmaster, John J. Koraleski, Roger A. Kupka, Gary L. Petersen, Roy A. Smith and L. B. Thomas


 -----
[     ] For All Nominees.
 -----

 -----
[     ] For All Nominees except for person(s) whose name(s) is
 -----

        written on lines at right or below:
                                          ===================================
 -----
[     ] Withhold authority to vote for all Nominees.
 -----

     2. For a proposed investment advisory contract which continues the employment of Bridges Investment Counsel, Inc. as investment adviser to the Fund for the period from April 17, 1996, through April 17, 1997.


          -----                -----               -----
     For [     ]      Against [     ]    Abstain  [     ]
          -----                -----               -----


     3. For the ratification of the selection of Arthur Andersen, LLP as independent auditors of the Fund for Fiscal Year ending December 31, 1996.


          -----                -----               -----
     For [     ]      Against [     ]    Abstain  [     ]
          -----                -----               -----


     4. On any other business which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.


                              DATED                        , 1996
                                    -----------------------


NOTE:  Please sign name or names as
       imprinted hereon.  Where stock
       is registered in joint tenancy,
       all tenants should sign.  Persons
       signing as Executors, Administrators,
       Trustees, etc. should so indicate.


                              SIGNATURE(S)
                                          ===========================

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES PROMPTLY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. DISCRETIONARY AUTHORITY TO


   **********************************************************************



                         BRIDGES INVESTMENT FUND, INC.

                                  THIRTY-THIRD

                           ANNUAL SHAREHOLDER REPORT

                                      1995




                               CONTENTS OF REPORT


          Pages 1 - 4    Shareholder Letter

          Exhibit 1      Statement of Income and Expenses by
            Page 5       Calendar Quarter for the Year Ended
                         December 31, 1995

          Exhibit 2      Historical Financial Information
            Pages 6 - 8

          Exhibit 3      Portfolio Transactions During the Period From
            Page 9       October 1, 1995, through December 31, 1995

          Exhibit 4      Reports to Stockholders of Management
            Page 10      Companies

          Page 11        Report of Independent Public Accountants

          Pages 12 - 26  Audited Financial Statements for the
                         Year Ended December 31, 1995

          MD&A 1 - 12    Management Discussion and Analysis




     This report has been prepared for the information of the shareholders of Bridges Investment Fund, Inc. and is under no circumstances to be construed as an offering of shares of the Fund. Such offering is made only by Prospectus, a copy of which may be obtained by inquiry to the Fund's






                                                       January 22, 1996

Dear Shareholder:

Review of 1995
--------------

     The net asset value per share of the Fund was $21.54 on December 31, 1995, ex-dividend $.15 per share. This price was 26.0% higher than the $17.10 net asset value per share at year-end 1994. The cash amounts distributed and made payable to shareholders during 1995 summed up to $.76789 per share, consisting of $.575 in dividends and $.19289 in realized capital gains. Thus, the Fund's total return components for 1995 were $4.44 in price appreciation ($21.54-$17.10 = $4.44) and $.76789 in cash distributions for a combined value improvement of $5.20789 per share. This $5.20789 per share increase in value, when compared to the beginning net asset value of $17.10, resulted in a 30.46% total return for the Fund during 1995.

     This 30.46% total return for 1995 extended to 18 the number of consecutive years in which the Fund earned a positive total return. The 30.46% total return was the second highest annual achievement in the 33 year history of the Fund.

     The popular stock market averages, as measured by the Dow Jones Industrials and the Standard & Poor's 500 Composite, were up 33.4% and 34.1% respectively during 1995. This upward stock price momentum was driven by rising corporate earnings and falling interest rates. The common stock trading experience in 1995 was unique in the respect that there were few if any pullbacks to lower levels or corrections of the rising price trend. The investor appetite for common stocks was very strong in 1995.

Fund Operations
---------------

     The net assets of the Fund were $24,052,746 on December 31, 1995, representing the highest level for any calendar quarter reporting date. During 1995, net assets grew $5,956,449 or 32.9% from the $18,096,297 on December 31,
1994.

     There were 1,116,620 shares outstanding on December 31, 1995. This position was the highest level for shares outstanding for any financial statement reporting period for the Fund. The net gain for shares outstanding during 1995 was 58,193 units, constituting a 5.5% increase compared to the 1,058,427 shares extant at December 31, 1994.

     In 1995, the ratio of net investment income to average net assets was 3.80%, the ratio of operating expenses to average net assets was 0.89%, and the portfolio turnover rate was 7%. The net investment income ratio of 3.80% was at the lowest level in the past five years. The declining income reflects falling interest rates and rising prices for securities held in the Fund's portfolio during 1995. The 0.89% ratio of operating expenses to average net assets was the lowest in the 33 year history of the Fund as fixed expenses were spread out on an expanded asset base. The 7% portfolio turnover rate for 1995 matched a similar low point set for the Fund in 1992. The low turnover rate reflects a satisfaction by the Fund's management with the securities held in the portfolio. Historically, the normal annual portfolio turnover rate for the Fund's portfolio is in the range of 20%-30% of average net assets for a ten-year or longer period of time.

     Please refer to Exhibits 1 through 3, the Report of Independent Public Accountants, and the accompanying Financial Statement, pages 12 through 26, to locate the supporting detail and supplementary information about the Fund's operations during 1995.

     The text for the Management's Discussion and Analysis of the results for the year of 1995 and the investment returns for the previous one year, five year, and ten year periods are located immediately following page 26 at the end of the audited financial statements. The text for Management's Discussion and Analysis is provided herein as an integral part of the Fund's annual Prospectus disclosures. This information is intended to be extensive for a complete understanding of the Fund's investment position and performance.

Dividend
--------

     On December 5, 1995, the Board of Directors declared a regular quarterly dividend and a year-end extra dividend from the net investment income earned during the October-December Quarter of 1995 and from any undistributed net investment income earned earlier in 1995. This dividend was made payable on January 22, 1996, from net income accrued through December 31, 1995, to shareholders of record on December 29, 1995. The determination of the exact amount per share of this dividend was delegated to the President and Treasurer of the Fund after the precise net income of the Fund was established on the record date. These two officers were given authority to classify income payments between a regular quarterly amount and the year-end extra amount. The President and Treasurer determined the ordinary income regular dividend to be $.14 per share and the year-end extra amount to be $.01 per share for a total of $.15 per share to be paid out under the dividend resolution adopted by the Board of Directors on December 5, 1995. This payment, in addition to the $.145 per share previously paid and declared in October, 1995, brought the total cash distributions payable from ordinary income during the Fourth Quarter of 1995 to $.295 per share. The $.14 per share regular and $.01 extra amounts determined by the President and Treasurer were confirmed and ratified by the Board of Directors at their most recent regular meeting held on January 9, 1996.

Tax Information
---------------

     A letter of explanation regarding the taxability of the dividend and capital gains payments made by the Fund during 1995 will accompany this letter to you. You should provide a copy of this letter dated January 22, 1996, which addresses the preparation of information for Federal income tax returns, to your tax preparer or consultant.

Form 1099-DIV
-------------

     Bridges Investor Services, Inc. has prepared and will issue a Form 1099-DIV for 1995 for your shareholder account on or about January 31, 1996.

Market Value Information
------------------------

     Investors who own Individual Retirement Act and Standard Retirement Plan accounts in the Fund will receive a special message on the enclosed dividend reinvestment confirmation statement to disclose the market value of your account as of December 31, 1995. This information will be utilized in the filing of the Form 5498 and the Form 5500EZ reports with the appropriate Federal authorities by our personnel later on in 1996.

Annual Meeting
--------------

     The Proxy and Proxy Statement for the Thirty-Third Annual Meeting of the Shareholders of the Fund, to be held on Tuesday, February 20, 1996, at 11:00 a.m., will accompany this report. Shareholders are encouraged to attend the Annual Meeting at the offices of the Fund. If you plan to be present, please notify the Fund's Corporate Secretary, Mrs. Mary Ann Mason, or our Treasurer, Mrs. Nancy K. Dodge by phone, by letter, or by comment on your Proxy form.

     Under Federal regulations that become effective on November 23, 1994, the Fund must report the results or tabulation of the votes on each matter and director nominees in the next shareholder semi-annual and annual communication following the shareholder meeting. The results for the last Annual Meeting of the Shareholders of the Fund were published in a letter dated April 24, 1995. This same report appears in Exhibit 4, attached hereto, to fulfill the annual communication requirement.

Revised Format
--------------

     Effective November 6, 1995, the Fund came under a new set of regulations promulgated by the Securities and Exchange Commission that require our company to file all documents with the Commission in an electronic format. The acronym for this new procedure is EDGAR. You may note that the size of the printing in this letter and the Proxy Statement has increased from our former publications, and the layout of certain information has been altered. The changes were made to qualify and prepare the material for the protocols for electronic filing.

The Outlook
----------

     The Fund's management anticipates a continued expansion for the U.S. economy in 1996 compared to 1995 in spite of a slowing of general business activity in the late Fall of 1995 and in the early Winter of 1996. Interest rates may decline somewhat from present levels to reflect a slow economy. Price inflation will show pockets of strength and may be the surprise investment factor for 1996, although keen domestic and worldwide competition will restrain excessive gains in inflation. Earnings growth for corporations will be mixed and less dynamic than in 1995 over 1994 results. Nevertheless, an overall positive trend for corporate earnings should continue in 1996.

     While interest rates are at levels below 6%, prospective future returns on new bonds may seem relatively unattractive to potential price gains for common stocks. Thus, except for normal price dips to reduce speculative excesses, common stocks may continue to be the dominant asset of choice to investors in securities. The Fund's asset allocation response will be to add to common stocks as a percent of total market value, and net investment income available for dividends may decline in this expected environment.

Appreciation
------------

     The Board of Directors and the officers of the Fund join me in an expression of our appreciation for your investment in the Fund.

                                   Sincerely yours,


                                   Edson L. Bridges II
                                   President

ELBII:kjs




                                                             Exhibit 1
                                                             ---------


                                                   BRIDGES INVESTMENT FUND, INC.
                                                   -----------------------------


                                                  STATEMENT OF INCOME AND EXPENSES
                                                        BY CALENDAR QUARTER
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                           March 31,  June 30,  September 30,  December 31,   Annual
                              1995      1995        1995           1995       Total
                              ----      ----        ----           ----       -----

Income:
  Interest                 $101,623   $108,806    $109,831       $108,562    $428,822
  Dividends                  96,204     93,577      97,886         97,015     384,682
                           --------   --------    --------       --------    --------


    Total Income           $197,827   $202,383    $207,717       $205,577    $813,504
                           --------   --------    --------       --------    --------


Expenses:
  Management fees          $ 24,110   $ 26,020    $ 27,601       $ 29,418    $107,149
  Custodian fees              6,453      6,929       7,326          7,779      28,487
  Professional services       2,600      2,600       2,600          2,725      10,525
  Insurance                   2,349      2,349       2,348          2,349       9,395
  Bookkeeping services        2,208      2,317       2,456          2,387       9,368
  Printing and supplies       4,245      1,667       1,453          1,980       9,345
  Dividend disbursing and
    transfer agent fees       2,569      1,829       1,624          1,765       7,787
  Computer programming        1,125      1,125       3,125          1,931       7,306
  Taxes and licenses            266        266         267            266       1,065
  Foreign taxes paid on
    dividends                  -           663         240          -             903
      Total Expense        $ 45,925   $ 45,765    $ 49,040       $ 50,600    $191,330
                           --------   --------    --------       --------    --------



NET INVESTMENT INCOME      $151,902   $156,618    $158,677       $154,977    $622,174
                           ========   ========    ========       ========    ========



Sources: Unaudited Quarterly Reports to the Shareholders of Bridges Investment Fund, Inc. for the March 31, June 30, and September 30 periods. Audited information for the Annual Total.

                                                             Exhibit 2
                                                             ---------


                                                   BRIDGES INVESTMENT FUND, INC.
                                                   -----------------------------


                                                  HISTORICAL FINANCIAL INFORMATION
Valuation     Net      Shares       Net Asset    Dividend/  Capital
  Date       Assets    Outstanding  Value/Share    Share    Gains/Share
  ----       ------    -----------  -----------    -----    -----------

07-01-63   $  109,000       10,900    $10.00     $   -      $   -
09-30-63      109,764       10,900     10.07         -          -
12-31-63      159,187       15,510     10.13        .07         -
03-31-64      202,354       19,105     10.59        .07         -
06-30-64      253,932       23,438     10.83        .07         -
09-30-64      310,307       28,286     10.97        .07         -
12-31-64      369,149       33,643     10.97        .07         -
03-31-65      434,523       38,531     11.28        .075       .028
06-30-65      491,068       44,667     10.99        .07         -
09-30-65      558,913       47,710     11.71        .07         -
12-31-65      621,241       51,607     12.04        .07         -
03-31-66      661,711       55,652     11.89        .085        -
06-30-66      643,920       57,716     11.16        .07         -
09-30-66      592,628       58,610     10.11        .07         -
12-31-66      651,282       59,365     10.97        .07         -
03-31-67      728,115       60,181     12.10        .085        -
06-30-67      753,075       61,364     12.27        .07         -
09-30-67      823,967       62,810     13.12        .07         -
12-31-67      850,119       64,427     13.20        .07         -
03-31-68      812,416       65,607     12.38        .105        -
06-30-68    1,013,629       72,214     14.04        .07         -
09-30-68    1,046,852       72,633     14.41        .07         -
12-31-68    1,103,734       74,502     14.81        .07         -
03-31-69    1,083,278       77,393     14.00        .15         -
06-30-69    1,030,784       79,169     13.02        .07         -
09-30-69    1,063,290       83,291     12.77        .07         -
12-31-69    1,085,186       84,807     12.80        .07         -
03-31-70    1,061,534       87,349     12.15        .16         -
06-30-70      843,133       88,367      9.54        .07         -
09-30-70      959,114       89,417     10.73        .07         -
12-31-70    1,054,162       90,941     11.59        .07         -
03-31-71    1,168,919       91,819     12.73        .16         -
06-30-71    1,198,777       92,573     12.94        .07         -
09-30-71    1,200,753       92,723     12.95        .07         -
12-31-71    1,236,601       93,285     13.26        .07         -
03-31-72    1,285,684       93,661     13.73        .14        .08
06-30-72    1,228,951       93,834     13.10        .07         -
09-30-72    1,208,454       92,258     13.10        .07         -
12-31-72    1,272,570       93,673     13.59        .07         -
03-31-73    1,152,089       96,695     11.91        .13        .07
06-30-73    1,073,939       97,943     10.96        .07         -
09-30-73    1,131,789       99,353     11.39        .07         -
12-31-73    1,025,521      100,282     10.23        .07         -
03-31-74      988,697      101,763      9.72        .14         -
06-30-74      863,820      101,578      8.50        .07         -
09-30-74      667,051      101,292      6.59        .07         -
12-31-74      757,545      106,909      7.09        .07         -
03-31-75      909,125      106,162      8.56        .14         -
06-30-75    1,028,687      106,517      9.66        .07         -
09-30-75      954,187      107,651      8.86        .07         -
12-31-75    1,056,439      111,619      9.46        .07         -
03-31-76    1,230,953      115,167     10.69        .16         -
06-30-76    1,265,767      117,506     10.77        .07         -
09-30-76    1,313,363      121,229     10.83        .07         -
12-31-76    1,402,661      124,264     11.29        .08         -
03-31-77    1,335,592      126,714     10.54        .188       .062
06-30-77    1,456,451      134,575     10.82        .08         -
09-30-77    1,450,573      139,402     10.41        .08         -
12-31-77    1,505,147      145,252     10.36        .08         -
03-31-78    1,418,417      146,380      9.69        .211       .049
06-30-78    1,523,758      145,470     10.47        .09         -
09-30-78    1,672,364      150,729     11.10        .09         -
12-31-78    1,574,097      153,728     10.24        .09         -
03-31-79    1,724,695      162,627     10.61        .204       .051
06-30-79    1,773,427      163,640     10.84        .09         -
09-30-79    1,913,242      167,426     11.43        .09         -
12-31-79    1,872,059      165,806     11.29        .09         -
03-31-80    1,769,935      170,882     10.36        .25        .0525
06-30-80    1,974,288      169,675     11.64        .10         -
09-30-80    2,204,689      173,549     12.70        .10         -
12-31-80    2,416,997      177,025     13.65        .10         -
03-31-81    2,424,976      184,148     13.17        .29        .0868
06-30-81    2,356,007      186,307     12.65        .11         -
09-30-81    2,128,956      183,447     11.61        .11         -
12-31-81    2,315,441      185,009     12.52        .12         -
03-31-82    2,165,531      194,140     11.15        .39        .19123
06-30-82    2,074,816      190,067     10.92        .13         -
09-30-82    2,262,073      189,837     11.92        .13         -
12-31-82    2,593,411      195,469     13.27        .13         -
03-31-83    2,815,081      209,390     13.44        .40        .2500
06-30-83    3,030,744      212,068     14.29        .15         -
09-30-83    3,210,564      223,059     14.39        .15         -
12-31-83    3,345,988      229,238     14.60        .15         -
03-31-84    3,279,542      247,700     13.24        .32        .5000
06-30-84    3,322,155      262,695     12.65        .16         -
09-30-84    3,554,876      263,783     13.48        .16         -
12-31-84    3,727,899      278,241     13.40        .16         -
03-31-85    4,058,327      300,068     13.52        .22        .6800
06-30-85    4,351,707      305,496     14.24        .16         -
09-30-85    4,260,686      310,379     13.73        .16         -
12-31-85    4,962,325      318,589     15.58        .16         -
03-31-86    5,663,449      347,479     16.30        .208       .86227
06-30-86    6,174,120      365,531     16.89        .16         -
09-30-86    6,392,215      399,871     15.99        .16         -
12-31-86    6,701,786      407,265     16.46        .16         -
03-31-87    8,766,205      491,228     17.85        .196       .79447
06-30-87    9,214,305      509,569     18.08        .16         -
09-30-87    9,921,139      530,566     18.70        .16         -
12-31-87    7,876,275      525,238     15.00        .14        .24513
03-31-88    8,649,901      565,608     15.29        .16         -
06-30-88    9,027,829      574,563     15.71        .15         -
09-30-88    8,986,977      575,956     15.60        .16         -
12-31-88    8,592,807      610,504     14.07        .38       1.10967
03-31-89    9,103,009      618,331     14.72         -          -
06-30-89    9,531,124      614,861     15.50        .16         -
09-30-89   10,815,006      652,207     16.58        .16         -
12-31-89   10,895,182      682,321     15.97        .35       0.53769
03-31-90   11,000,740      695,558     15.82         -          -
06-30-90   11,521,748      696,414     16.54        .16       0.02646
09-30-90   10,534,037      706,268     14.92        .16         -
12-31-90   11,283,448      744,734     15.15        .35       0.40297
03-31-91   12,685,391      759,477     16.70         -          -
06-30-91   12,485,281      766,387     16.29        .16         -
09-30-91   13,225,379      780,213     16.95        .16         -
12-31-91   14,374,679      831,027     17.30        .34       0.29292
03-31-92   14,428,305      851,349     16.95         -          -
06-30-92   14,691,191      863,019     17.02        .15         -
09-30-92   15,940,013      910,936     17.50        .16         -
12-31-92   17,006,789      971,502     17.51        .325      0.15944
03-31-93   18,071,613    1,008,275     17.92         -          -
06-30-93   17,621,101      992,755     17.75        .15         -
09-30-93   17,949,559      999,163     17.96        .15         -
12-31-93   17,990,556    1,010,692     17.80        .3125     0.17075
03-31-94   17,777,177    1,021,219     17.41         -          -
06-30-94   17,953,364    1,033,984     17.36        .14         -
09-30-94   18,472,176    1,036,473     17.82        .15         -
12-31-94   18,096,297    1,058,427     17.10        .30       0.17874
03-31-95   19,835,494    1,072,309     18.50         -          -
06-30-95   21,416,325    1,076,463     19.90        .14         -
09-30-95   22,527,409    1,082,829     20.80        .14         -
12-31-95   24,052,746    1,116,620     21.54        .295      0.19289



                                                             Exhibit 3
                                                             ---------


                                                   BRIDGES INVESTMENT FUND, INC.
                                                   -----------------------------




                                                       PORTFOLIO TRANSACTIONS
                                                       DURING THE PERIOD FROM
                                             OCTOBER 1, 1995 THROUGH DECEMBER 31, 1995
                                         Bought or    Held After
                 Item                    Received     Transaction
                 ----                    --------     -----------

                                          (Shares)      (Shares)
     A T & T Corporation                  5,000        10,000
(1)  Burlington Northern Santa Fe<F1>     3,191         3,191
(2)  Nike<F2>                             1,000         2,000
(3)  Schweitzer Maudit<F3>                  300           300
     International
     Various issues of Commercial
       Paper Notes Purchased
       during 4th Qtr., 1995             21,925M<F4>    1,845M<F4>
     Weyerhaeuser                         1,000         5,000



                                         Sold or      Held After
                 Item                    Exchanged    Transaction
                 ----                    ---------    -----------

                                          (Shares)      (Shares)
     A T & T Corporation                  5,000          5,000
(1)  Burlington Northern Santa Fe
       6.25% Conv. Preferred<F1>          3,000            -
     Various issues of Commercial
       Paper Notes maturing during
       4th Quarter, 1995                 21,640M<F4>       -
     Werner Enterprises                   2,000            -






(1)<F1> Preferred Stock Converted to Common Stock on 12/27/95
(2)<F2> Received 1,000 shares from a 2-for-1 stock split on 10/30/95
(3)<F3> Received as a 1-for-10 spin-off from Kimberly Clark on 12/01/95

 M<F4> - Units of $1,000 par value.

                                                             Exhibit 4
                                                             ---------


                                                   BRIDGES INVESTMENT FUND, INC.
                                                   -----------------------------


                                          REPORTS TO STOCKHOLDERS OF MANAGEMENT COMPANIES

                                                         In Accordance With

                                Rule 30d-1(b) of the General Rules and Regulations Promulgated Under

                                           The Investment Company Act of 1940 as Amended

     `If any matter was submitted during the period covered by the shareholder report to a vote of the shareholders, through the solicitation of proxies or otherwise, furnish the following information:''

(1)   Annual Meeting held on February 21, 1995, at 11:00 a.m.

(2) Election of Directors for one year terms (All Directors Stand for Annual Election):

                                  Votes Cast

                                                 Withhold Authority
Names of Directors             For All Nominees     To Vote For
Elected at Meeting     For          Except          All Nominees
------------------     ---          ------          ------------



Frederick N. Backer   947,578        None               None
Edson L. Bridges II   947,578        None               None
Edson L. Bridges III  947,578        None               None
N. P. Dodge, Jr.      947,578        None               None
John W. Estabrook     946,961         617               None
Jon D. Hoffmaster     947,578        None               None
John J. Koraleski     947,578        None               None
Roger D. Kupka        947,578        None               None
Gary L. Petersen      947,578        None               None
Roy A. Smith          947,578        None               None
L.B. Thomas           947,578        None               None


(3)  A brief description for each matter voted upon at the meeting:


         Matters Voted Upon              For    Against  Abstain
         ------------------              ---    -------  -------

(a) For a proposed investment          947,578   None     None
    advisory contract which continues
    the employment of Bridges
    Investment Counsel, Inc. as
    investment adviser to the Fund
    for the period from April 17,
    1995 through April 17, 1996

(b) For the ratification of the        943,315   1,137    3,126
    selection of Arthur Andersen
    LLP as independent auditors
    of the Fund for the Fiscal
    Year ending December 31, 1995









                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------




To the Board of Directors and the Shareholders of Bridges Investment Fund, Inc.:


     We have audited the accompanying statement of assets and liabilities of Bridges Investment Fund, Inc. (a Nebraska Corporation), including the schedule of portfolio investments, as of December 31, 1995 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Bridges Investment Fund, Inc. as of December 31, 1995, the results of its operations for the year then ended, the changes in the net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP


Omaha, Nebraska
January 17, 1996



                                                   BRIDGES INVESTMENT FUND, INC.
                                                   -----------------------------


                                                 SCHEDULE OF PORTFOLIO INVESTMENTS
                                                 ---------------------------------


                                                         DECEMBER 31, 1995
                                                         -----------------
                                                 Number           Market
Title of Security                                of Shares        Value
---------------------------------------          ---------        ------------

                                                                     (Note 1)
      COMMON STOCKS (70.7%)

Aircraft - Manufacturing (2.0%) -
---------------------------------

  The Boeing Co.                                  6,000            $   470,250
                                                                   -----------


Amusements - Recreation - Sporting Goods (0.6%)
-----------------------------------------------

  NIKE, Inc.                                      2,000            $   139,250
                                                                   -----------


Banking and Finance (5.7%) -
----------------------------

  First National of Nebraska, Inc.                  220            $   803,000
  NationsBank Corporation                         3,000                208,875
  Norwest Corporation                             5,486                181,038
  State Street Boston Corp.                       4,000                180,000
                                                                   -----------

                                                                   $ 1,372,913
                                                                   -----------


Beverages - Soft Drinks (2.8%) -
--------------------------------

  PepsiCo, Inc.                                  12,000            $   670,500
                                                                   -----------


Building Matrial - Forest Products (0.9%) -
-------------------------------------------

  Georgia Pacific Corp.                           3,000            $   205,875
                                                                   -----------
Chemicals (7.7%) -
------------------

  The Dow Chemical Company                        7,000            $   491,750
  Du Pont (E.I.) De Nemours & Company             4,000                279,500
  Eastman Kodak Company                           7,000                469,000
  Monsanto Company                                3,500                428,750
  Morton International, Inc.                      5,000                179,375
                                                                   -----------

                                                                   $ 1,848,375
                                                                   -----------


Computers - Hardware and Software (3.9%) -
------------------------------------------

  Hewlett-Packard Co.                             6,000            $   502,500
  International Business Machines Corporation     1,000                 91,375
  Microsoft Corporation*<F5>                      4,000                351,000
                                                                   -----------

                                                                   $   944,875
                                                                   -----------


Drugs - Medicines - Cosmetics (7.5%) -
--------------------------------------

  Abbott Laboratories                             8,000            $   333,000
  Bristol-Myers Squibb Co.                        3,000                257,625
  Elan Corporation PLC ADR*<F5>                   2,000                 97,250
  Johnson & Johnson                               5,000                427,500
  Merck & Co., Inc.                              10,000                656,250
  Perrico Company*<F5>                            3,000                 35,625
                                                                   -----------

                                                                   $ 1,807,250
                                                                   -----------


Electrical Equipment and Supplies (1.8%) -
------------------------------------------

  General Electric Co.                            6,000            $   432,000
                                                                   -----------

Electronics (2.8%) -
--------------------

  Intel Corporation                               4,000            $   227,000
  Motorola, Inc.                                  8,000                456,000
                                                                   -----------

                                                                   $   683,000
                                                                   -----------


Finance - Real Estate (2.1%) -
------------------------------

  Federal Home Loan Mortgage Corporation          6,000            $   501,000
                                                                   -----------


Food - Miscellaneous Products (3.7%) -
--------------------------------------

  Philip Morris Companies, Inc.                  10,000            $   902,500
                                                                   -----------


Forest Products & Paper (1.0%)
------------------------------

  Kimberly-Clark Corporation                      3,000            $   248,250
                                                                   -----------


Insurance - Property, Casulaty,
-------------------------------

& Reinsurance (1.3%) -
----------------------

  General Re Corp.                                2,000            $   310,000
                                                                   -----------


Insurance - Municipal Bond (0.9%) -
-----------------------------------

  MBIA, Inc.                                      3,000            $   225,000
                                                                   -----------


Lumber and Wood Products (0.9%) -
---------------------------------

  Weyerhaeuser Company                            5,000            $   216,250
                                                                   -----------


Machinery - Construction & Mining (0.5%) -
------------------------------------------

  Caterpillar, Inc.                               2,000            $   117,500
                                                                   -----------

Metal Products - Miscellaneous (1.1%) -
---------------------------------------

  Nucor Corporation                               4,500            $   257,062
                                                                   -----------


Motion Pictures and Theatres (1.7%) -
-------------------------------------

  Walt Disney Co.                                 7,000            $   412,125
                                                                   -----------


Petroleum Producing (6.9%) -
----------------------------

  Amoco Corporation                               5,000            $   357,500
  Atlantic Richfield Company                      2,000                221,500
  Chevron Corporation                            10,000                523,750
  Exxon Corporation                               4,000                324,500
  Mobil Corporation                               2,000                223,500
                                                                   -----------

                                                                   $ 1,650,750
                                                                   -----------


Printing and Engraving (0.6%) -
-------------------------------

  Deluxe Corp.                                    5,000            $   145,000
                                                                   -----------


Publishing - Newspapers (1.0%) -
--------------------------------

  Gannett Co., Inc.                               4,000            $   245,500
                                                                   -----------


Publishing - Electronic (1.4%) -
--------------------------------

  Reuters Holdings PLC                            6,000            $   330,750
                                                                   -----------


Restaurants - Food Service (0.5%) -
-----------------------------------
  Apple South, Inc.                               3,500            $    75,250
  Brinker International, Inc.*<F5>                3,000                 45,375
                                                                   -----------

                                                                   $   120,625
                                                                   -----------


Retail Stores - Apparel and Clothing (1.2%) -
---------------------------------------------

  Gap, Inc.                                       7,000            $   294,000
                                                                   -----------


Retail Stores - Department (2.0%) -
-----------------------------------

  Dayton Hudson Corporation                       3,500            $   262,500
  Wal-Mart Stores, Inc.                          10,000                222,500
                                                                   -----------

                                                                   $   485,000
                                                                   -----------


Retail Stores - Variety (0.7%) -
--------------------------------

  Albertson's Inc.                                5,000            $   164,375
                                                                   -----------


Telecommunications (4.7%) -
---------------------------

  A T & T Corp.                                   5,000            $   323,750
  GTE Corporation                                10,000                438,750
  Sprint Corporation                              8,000                317,000
  Telephonos de Mexico SA CL L ADR                1,500                 47,813
                                                                   -----------
    (One ADR represents 20 Series L shares)
                                                                   $ 1,127,313
                                                                   -----------


Tobacco (0.0%) -
----------------

  Schweitzer-Mauduit International, Inc.            300            $     6,938
                                                                   -----------
Transportation - Railroads (2.1%) -
-----------------------------------

  Burlington Northern Santa Fe                    3,191            $   248,898
  Union Pacific Corporation                       4,000                264,000
                                                                   -----------

                                                                   $   512,898
                                                                   -----------


Waste Management (0.7%) -
-------------------------

  WMX Technologies, Inc.                          5,500            $   163,625
                                                                   -----------



       TOTAL COMMON STOCKS (Cost - $10,527,101)                    $17,010,749
                                                                   -----------

PREFERRED STOCKS (1.6%)

Automobiles (0.9%) -
--------------------

  General Motors Corp. $3.25 Series C
    Convertible Preferred                         3,000
                                                                   $   219,750
                                                                   -----------


Transportation - Aircraft (0.7%) -
----------------------------------

  Delta Air Lines $3.50 Series C
    Convertible Preferred                         3,000
                                                                   $   178,125
                                                                   -----------



      TOTAL PREFERRED STOCKS (Cost - $322,355)                     $   397,875
                                                                   -----------


      TOTAL STOCKS (Cost - $10,849,456)                            $17,408,624
                                                                   -----------

                                                 Principal        Market
Title of Security                                Amount           Value
---------------------------------------------    --------         ------------

    DEBT SECURITIES (26.7%)

Electric Utilities (0.7%) -
---------------------------

  Southern California Edison Company, 8.625%
  First and Refunding Mortgage Series 86C,
  due April 15, 2019                             $150,000
                                                                   $   158,531
                                                                   -----------


Entertainment (0.3%) -
----------------------

  Time Warner, Inc. Convertible Subordinated
    Debentures 8.75% due April 1, 2015           $ 78,100
                                                                   $    80,931
                                                                   -----------


Food - Miscellaneous Products (0.5%) -
--------------------------------------

  Super Valu Stores, Inc. 8.875%
    Promissory Notes, due June 15, 1999          $100,000
                                                                   $   107,938
                                                                   -----------

U.S. Government (13.1%) -
-------------------------

  U.S. Treasury, 9.375% Notes,
    due April 15, 1996                           $200,000          $   202,375

  U.S. Treasury, 8.875% Notes,
    due November 15, 1997                         200,000              212,813
  U.S. Treasury, 9.000% Notes,
    due May 15, 1998                              200,000              216,563

  U.S. Treasury, 9.125% Notes,
    due May 15, 1999                              200,000              223,187

  U.S. Treasury, 8.750% Notes,
    due August 15, 2000                           200,000              227,125

  U.S. Treasury, 8.000% Notes,
    due May 15, 2001                              200,000              223,750

  U.S. Treasury, 7.875% Notes,
    due August 15, 2001                           200,000              223,375

  U.S. Treasury, 7.500% Notes,
    due May 15, 2002                              200,000              221,875

  U.S. Treasury, 10.750% Bonds
    due February 15, 2003                         200,000              260,750

  U.S. Treasury, 7.250% Notes,
    due May 15, 2004                              200,000              222,000

  U.S. Treasury, 7.50% Notes,
    due February 15, 2005                         200,000              226,750

  U.S. Treasury, 7.625% Bonds,
    due February 15, 2007                         200,000              219,875

  U.S. Treasury, 9.125% Bonds,
    due May 15, 2009                              200,000              244,625
  U.S. Treasury, 7.500% Bonds,
    due November 15, 2016                         200,000
                                                                       234,312
                                                                   -----------

                                                                   $ 3,159,375
                                                                   -----------

Household Appliances and Utensils (0.5%) -
------------------------------------------

  Maytag Corp., 9.75% Notes,
    due May 15, 2002                             $100,000
                                                                   $   118,243
                                                                   -----------


Office Equipment and Supplies (0.5%) -
--------------------------------------

  Xerox Corporation, 9.750%
    Notes, due March 15, 2000                    $100,000
                                                                   $   114,406
                                                                   -----------


Retail Stores - Broad Line Chains (0.6%) -
------------------------------------------

  Costco Wholesale Corporation 5.750%
    Convertible Subordinated Debentures,
    due May 15, 2002                             $150,000
                                                                   $   141,750
                                                                   -----------


Retail Stores - Department (1.2%) -
-----------------------------------

  Dillard Department Stores, Inc. 7.850%
    Debentures, due October 1, 2012              $150,000          $   169,398

  Sears Reobuck & Co.
    9.375% Debentures, due
    November 1, 2011                              100,000
                                                                       125,042
                                                                   -----------

                                                                   $   294,440
                                                                   -----------

Textiles - Miscellaneous (0.4%) -
---------------------------------

  Guilford Mills, Inc.  6.000%
    Convertible Subordinated Debentures
    due September 15, 2012                       $100,000
                                                                   $    94,500
                                                                   -----------


Transportation - Railroads (0.6%) -
-----------------------------------

  Union Pacific Corporation 6.00%
  Notes, due September 1, 2003                   $150,000
                                                                   $   146,906
                                                                   -----------


Waste Management (0.6%) -
-------------------------

  Browning Ferris Industries, Inc.
    Convertible Subordinated Debentures
    6.250% due August 15, 2012                   $150,000
                                                                   $   149,625
                                                                   -----------

Commerical Paper - Short Term (7.7%) -
--------------------------------------

  Ford Motor Credit Corp.
    Commercial Paper Note 5.800%
    due January 2, 1996                          $1,000,000        $ 1,000,000

  Prudential Funding Corp.
    Commercial Paper Note 5.500%
    due January 2, 1996                          $  845,000
                                                                   $   845,000
                                                                   -----------

                                                                   $ 1,845,000
                                                                   -----------
      TOTAL DEBT SECURITIES (Cost - $6,133,965)                    $ 6,411,645
                                                                   -----------



TOTAL INVESTMENTS IN SECURITIES
  (Cost - $16,983,421)                              (99.0%)        $23,820,269
CASH AND RECEIVABLES
  LESS TOTAL LIABILITIES                             (1.0%)
                                                                       232,477
                                                                   -----------

NET ASSETS, December 31, 1995                      (100.0%)        $24,052,746
                                                                   ===========




*<F5>  Nonincome-producing security




                                             The accompanying notes to financial statements
                                               are an integral part of this schedule.


                         BRIDGES INVESTMENT FUND, INC.
                         -----------------------------


                      STATEMENT OF ASSETS AND LIABILITIES
                      -----------------------------------


                               DECEMBER 31, 1995
                               -----------------


                                                                Amount
                                                               -------

ASSETS
   Investments, at market value (Note 1)
      Common and preferred stocks (cost $10,849,456)           $17,408,624
      Debt securities (cost $6,133,965)                          6,411,645
                                                                ----------

            Total Investments                                  $23,820,269
   Cash                                                            169,356
   Receivables
      Dividends and interest                                       130,536
      Subscriptions to capital stock                               150,848
      Securities sold                                               40,465
                                                               -----------

TOTAL ASSETS                                                   $24,311,474
                                                               ===========

LIABILITIES
   Accounts payable - purchase of securities                   $    43,376
   Dividend distributions payable (Notes 1 and 7)                  167,493
   Accrued operating expenses                                       47,859
                                                               -----------

TOTAL LIABILITIES                                              $   258,728
                                                               -----------
NET ASSETS
   Capital stock, $1 par value - Authorized 3,000,000 shares, less 637,617 shares redeemed; 1,754,237 shares issued;
      1,116,620 shares outstanding (Note 6)                    $ 1,116,620
   Paid-in surplus -
      Excess over par value of amounts received from sale
      of 1,754,237 shares, less amounts paid out in redeeming
      637,617 shares (Note 6)                                   16,104,141
                                                                ----------

            Net capital paid in on shares                      $17,220,761
   Accumulated net realized loss on investment
      transactions                                                  (9,062)
   Net unrealized appreciation on investments
      (Note 1)                                                   6,836,848
   Accumulated undistributed net investment income (Note 1)          4,199
                                                               -----------

TOTAL NET ASSETS                                               $24,052,746
                                                               ===========

NET ASSET VALUE PER SHARE (Note 5)                                $21.54
                                                                  ======

OFFERING PRICE PER SHARE (Note 5)                                 $21.54
                                                                  ======

REDEMPTION PRICE PER SHARE (Note 5)                               $21.54
                                                                  ======

                                             The accompanying notes to financial statements
                                              are an integral part of this statement.



                                                   BRIDGES INVESTMENT FUND, INC.
                                                   -----------------------------



                                                      STATEMENT OF OPERATIONS
                                                      -----------------------


                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                ------------------------------------



                                                        Amount     Amount
                                                        -------    -------
INVESTMENT INCOME (Note 1)
   Interest                                            $428,822
   Dividends                                            384,682
                                                        -------

       Total Investment Income                                    $813,504
EXPENSES
   Management fees (Note 2)                            $107,149
   Custodian fees                                        28,487
   Professional services                                 10,525
   Insurance                                              9,395
   Bookkeeping services                                   9,368
   Printing and supplies                                  9,345
   Dividend disbursing and transfer
       agent fees (Note 3)                                7,787
   Computer programming                                   7,306
   Taxes and licenses                                     1,065
   Foreign taxes paid on dividends                          903
                                                       --------

       Total Expenses                                             $ 191,330
                                                                  ---------

          NET INVESTMENT INCOME                                   $ 622,174
                                                                  ---------

REALIZED AND UNREALIZED
   GAIN ON INVESTMENTS, NET (Note 1)
   Net realized gain on transactions in
       investment securities                           $ 243,759
   Net increase in unrealized
       appreciation of investments                     4,750,041
                                                       ---------

       NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS            $4,993,800
                                                                  ----------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS              $5,615,974
                                                                  ==========










                                             The accompanying notes to financial statements
                                              are an integral part of this statement.


                                                   BRIDGES INVESTMENT FUND, INC.
                                                   -----------------------------



                                                STATEMENTS OF CHANGES IN NET ASSETS
                                                -----------------------------------


                                           FOR THE YEAR ENDED DECEMBER 31, 1995 AND 1994
                                           ---------------------------------------------


                                                 1995         1994
                                                 ----         ----

INCREASE IN NET ASSETS
  Operations -
     Net investment income                   $   622,174  $   611,464
     Net realized gain on transactions in
       investment securities (Note 1)            243,759      151,482
     Net increase (decrease) in unrealized
       appreciation of investments (Note 1)    4,750,041     (697,147)
                                             -----------     ---------

           Net increase in net assets
           resulting from operations         $ 5,615,974  $    65,799

  Net equalization credits (Note 1)                1,028        3,270

  Distributions to shareholders from -
     Net investment income (Note 7)             (622,174)    (611,464)
     Net realized gain from investment
       transactions                             (211,269)    (188,120)
  Equalization (Note 1)                              (64)      (1,726)
  Net capital share transactions
     (Note 6)                                  1,172,954      837,982
                                             ------------   ---------

           Total Increase in Net Assets      $ 5,956,449  $   105,741


NET ASSETS:
  Beginning of year                           18,096,297   17,990,556
                                              ----------   ----------


  End of year (including accumulated
     undistributed net investment income
     of $4,199 and $3,235, respectively)     $24,052,746  $18,096,297
                                              =======================

                                             The accompanying notes to financial statements
                                             are an integral part of these statements.





                         BRIDGES INVESTMENT FUND, INC.
                         -----------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


                               DECEMBER 31, 1995
                               -----------------



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------


          Bridges Investment Fund, Inc. (Fund) is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The primary investment objective of the Fund is long term capital appreciation. In pursuit of that objective, the Fund invests primarily in common stocks. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles.

     A.  Investments -
         -----------


               Security transactions are recorded on the trade date at purchase cost or sales proceeds. Dividend income is recognized on the ex-dividend date, and interest income is recognized on an accrual basis.

               Securities owned are reflected in the accompanying statement of assets and liabilities and the schedule of portfolio investments at quoted market value. Quoted market value represents the last recorded sales price on the last business day of the calendar year for securities traded on a national securities exchange. If no sales were reported on that day, quoted market value represents the closing bid price. The cost of investments reflected in the statement of assets and liabilities and the schedule of portfolio investments is the same as the basis used for Federal income tax purposes. The difference between cost and quoted market value of securities is reflected separately as unrealized appreciation (depreciation) as applicable.

                                               1995        1994      Net Change
                                               ----        ----      ----------

Net Unrealized appreciation (depreciation):

Aggregate gross unrealized appreciation on  $7,035,300  $2,812,331 securities

Aggregate gross unrealized depreciation on   (198,452)    (725,524)
                                           -----------  -----------
securities

Net                                         $6,836,848  $2,086,807    $4,750,041
                                            ==========  ==========    ==========




          The net realized gain (loss) from the sales of securities is determined for income tax and accounting purposes on the basis of the cost of specific securities.



     B. Federal Income Taxes -
        --------------------


               It is the Fund's policy to comply with the requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies, including the distribution of substantially all taxable income including net realized gains on sales of investments. Therefore, no provision is made for Federal income taxes.

     C. Distribution To Shareholders -
        ----------------------------


               The Fund accrues dividends to shareholders on the ex-dividend date.

     D. Equalization -
        ------------


               The Fund uses the accounting practice of equalization by which a portion of the proceeds from sales and costs of redemption of capital shares, equivalent on a per share basis to the amount of undistributed net investment income on the date of the transactions, is credited or charged to undistributed income.
               As a result, undistributed net investment income per share is unaffected by sales or redemption of capital shares.


(2)  INVESTMENT ADVISORY CONTRACT
     ----------------------------


          Under an Investment Advisory Contract, Bridges Investment Counsel, Inc. (Investment Adviser) furnishes investment advisory services and performs certain administrative functions for the Fund. In return, the Fund has agreed to pay the Investment Adviser a fee computed on a quarterly basis at the rate of1/8 of 1% of the average net asset value of the Fund during the quarter, equivalent to 1/2 of 1% per annum. Certain officers and directors of the Fund are also officers and directors of the Investment Adviser. These officers do not receive any compensation from the Fund other than that which is received indirectly through the Investment Adviser.

          The contract between the Fund and the Investment Adviser provides that total expenses of the Fund in any year, exclusive of stamp and other taxes, but including fees paid to the Investment Adviser, shall not exceed, in total, a maximum of 1 and 1/2% of the average month end net asset value of the Fund for the year. Amounts, if any, expended in excess of this limitation are reimbursed by the Investment Adviser as specifically identified in the Investment Advisory Contract.


(3)  DIVIDEND DISBURSING AND TRANSFER AGENT
     --------------------------------------


          Effective October 1, 1987, dividend disbursing and transfer agent services are provided by Bridges Investor Services, Inc. (Transfer Agent). The fees paid to the Transfer Agent are intended to approximate the cost to the Transfer Agent for providing such services. Certain officers and directors of the Fund are also officers and directors of the Transfer Agent.




(4)       SECURITY TRANSACTIONS
          ---------------------


          The cost of long term investment purchases during the years ended December 31, was:

                                                1995        1994
                                                ----        ----

     United States government obligations    $  199,498  $  198,495
     Other Securities                         1,181,022   1,698,536
                                              ---------   ---------

                Total Cost                   $1,380,520  $1,897,031
                                             ==========  ==========


           Net proceeds from sales of long term investments during the years ended December 31, were:

                                                1995        1994
                                                ----        ----

     United States government obligations    $  200,000  $  200,000
     Other Securities                         1,503,775   1,528,893
                                              ---------   ---------


                    Total Net Proceeds       $1,703,775  $1,728,893
                                             ==========  ==========

                     Total Cost Basis of
                      Securities Sold        $1,460,016  $1,577,411
                                             ==========  ==========



(5)  NET ASSET VALUE
     ---------------


          The net asset value per share represents the effective price for all subscriptions and redemptions.




(6)  CAPITAL STOCK
     -------------


     Shares of capital stock issued and redeemed are as follows:

                                                 1995         1994
                                                 ----         ----

          Shares sold                            83,027      52,107
          Shares issued to shareholders in
            reinvestment of net investment
            income and realized gain from
            security transactions                36,926      40,466
                                                 ------      ------

                                                119,953      92,573
          Shares redeemed                        61,760      44,838
                                                 ------      ------

            Net increase                         58,193      47,735
                                                 ======      ======

     Value of capital stock issued and redeemed is as follows:
                                                1995         1994
                                                ----         ----

          Shares sold                        $1,627,894  $  919,163
          Shares issued to shareholders in
            reinvestment of net investment
            income and realized gain from
            security transactions               725,065     708,904
                                             ----------  ----------

                                             $2,352,959  $1,628,067
          Shares redeemed                     1,180,005     790,085
                                              ---------  ----------

            Net increase                     $1,172,954  $  837,982
                                             ==========  ==========




--------



(7)  DISTRIBUTION TO SHAREHOLDERS
     ----------------------------


          On December 5, 1995 a cash distribution was declared from net investment income accrued through December 31, 1995. This distribution was ultimately calculated as $.15 per share aggregating $167,493. (This dividend includes $65 that represents a return of capital distribution to shareholders for Federal income tax purposes.) The dividend will be paid on January 22, 1996, to shareholders of record on December 29, 1995.


(8)  DERIVATIVE FINANCIAL INSTRUMENTS
     --------------------------------


          In October, 1994, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Investments and Fair Value of Financial Instruments. The Fund has not entered into any such investment or investment contracts. A covered call option contract is a form of a financial derivative instrument. The Fund's investment and policy restrictions do permit the Fund to sell or write covered call option contracts under certain circumstances and limitations as set forth in the Fund's prospectus.




FINANCIAL HIGHLIGHTS*
---------------------


          Per share income and capital changes for a share outstanding for each of the last five years were:

                                          1995      1994      1993      1992      1991
                                          ----      ----      ----      ----      ----

Net Asset Value, Beginning of Period    $17.10    $17.80    $17.51    $17.30    $15.15
                                        ------    ------    ------    ------    ------


Income From Investment Operations
---------------------------------

  Net Investment Income                 $  .58    $  .59    $  .61    $  .63    $  .66
  Net Gains or (Losses) on Securities
   (both realized and unrealized)
                                          4.63      (.52)      .46       .37      2.44
                                        ------    -------   ------    ------    ------

     Total From Investment Operations   $ 5.21    $  .07    $ 1.07    $ 1.00    $ 3.10

Less Distributions
------------------

  Dividends from net investment income    (.58)     (.59)     (.61)     (.63)     (.66)
  Distributions from capital gains        (.19)     (.18)     (.17)     (.16)     (.29)
                                        -------   -------   -------   -------   -------

    Total Distributions                 $ (.77)   $ (.77)   $ (.78)   $ (.79)   $ (.95)
                                        -------   -------   -------   -------   -------


Net Asset Value, End of Period          $21.54    $17.10    $17.80    $17.51    $17.30
                                        ======    ======    ======    ======    ======

Ratios/Supplemental Data
------------------------


  Net Assets, End of Period
   (in thousands)
                                        $24,052   $18,096   $17,991   $17,007   $14,375
                                        -------   -------   -------   -------   -------

  Ratio of Expenses to Average
   Net Assets**<F6>
                                            .89%      .90%      .90%      .94%      .98%
                                        --------  --------  --------  --------  --------

  Ratio of Net Income to
   Average Net Assets **<F6>
                                           3.80%     4.25%     4.32%     4.57%     4.91%
                                        --------  --------  --------  --------  --------

  Portfolio Turnover Rate                     7%       10%       11%        7%       28%
                                        --------  --------  --------  --------  --------



     * Per share income and capital change data is computed using the weighted average number of shares outstanding method.

<F6>     ** Average net asset data is computed using monthly net asset value figures.



Bridges Investment Fund, Inc.                              January 22, 1996
 Shareholder Communication
 Annual Report for 1995

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Introduction
------------


   The following information is provided in response to Item 5 and Item 5A in the Form N-1A to be filed annually under the Investment Company Act of 1940 with the Securities and Exchange Commission in Washington, D.C. The Form N-1A prescribes certain information that is to be included in the Prospectus for the Fund.

Item 5(c)
---------


   Item 5(c) requires the disclosure of the name and title of the person or persons employed by or associated with the Fund's investment adviser, Bridges Investment Counsel, Inc., who are primarily responsible for the day-to-day management of the Fund's portfolio as well as the length of their service and business experience during the past five years.

   Mr. Edson L. Bridges II, President of the Fund and President of Bridges Investment Counsel, Inc., is primarily responsible for the day-to-day management of the Firm's portfolio. Mr. Bridges II has conducted this responsibility for the past five years, and, in fact, for the entire span of the Fund's more than 32 years of operation.

   Mr. Edson L. Bridges III, Vice President of the Fund and Executive Vice President - Investments, of Bridges Investment Counsel, Inc., is the back-up person for the day-to-day operation of the Fund's portfolio. Mr. Bridges III has dedicated the last five years as a research person and portfolio manager for Bridges Investment Counsel, Inc. Mr. Bridges III has been employed in these areas of responsibility for all clients, including Bridges Investment Fund, Inc., for more than 12 years.

Item 5A.(a)
-----------


   The first response under this disclosure is Item 5A.(a) that requests the management to briefly discuss those factors, including relevant market conditions and the investment strategies and techniques pursued by the Fund's investment adviser, that materially affected the performance of the Registrant during the most recently completed fiscal year. The investment performance for 1995, the most recently completed fiscal year, was a 30.66% total return for a $10,000 investment with cash distributions reinvested in shares of capital stock in the Fund. This number differs from the 30.46% total return reported on page one because that earlier calculation did not reinvest dividends and capital gains distribution and did not include the cost of five reinvestment transaction fees.




   The statistical information shown in Table 1 is taken from quarterly appraisal reports prepared by Bridges Investment Counsel, Inc. for the management and Directors of Bridges Investment Fund, Inc. These reports state the investment position of the Fund's portfolio as of December 31, 1994, and December 31, 1995. The changes in asset allocations by classes of securities should be of assistance in identifying the factors that materially affected the Fund's investment performance during 1995. Refer to Table 1, on pages 9 and 10:

   As shown on Table, 1, the total market value of the Fund's portfolio grew 32.96% during 1995 to a new all-time high of $24,057,687. The book value or investment cost basis paid for securities increased 7.62% to $17,229,748 for an increase of 7.62% for the twelve months ended December 31, 1995. At year-end 1995, the estimated annual income for the Fund's portfolio securities was $835,164 up 7.2% from the $779,104 forecast made one year earlier.

   During 1995, cash reserves were allowed to build up as securities prices advanced for fixed income securities and future returns became less attractive. The reductions in investment costs by security class were: U.S. Treasury securities, $24,062; Corporate Bonds, Debentures, and Notes, $102,776; Convertible Debentures, $66,948; and Convertible Preferred Stock, $344,640. The total reduction in investment positions at cost for fixed income securities called, exchanged, or sold was $538,426 during 1995.

   New investment commitments to common stock were $465,082 at cost for a 4.62% advance in dollars allocated to equities. The basic inventory of common stocks at the end of 1994 acquired in prior years produced significant price improvements during 1995. The companies with above-average market positions that contributed to the successful portfolio performance for 1995 were: Philip Morris, First National of Nebraska, Inc., PepsiCo, Merck & Co., Hewlett-Packard, and Microsoft. Common stocks, as a group, ended 1995 with 70.7% of the total market value of the portfolio -- up from 68.8% at December 31, 1994.

   At year-end, the key characteristics of the Fund's common stock portfolio that are indicators for future higher values for the next one-to-five years are set forth below. The data is based on the dollar-weighted representation of companies at market value in the portfolio:

           Sales   Price/             Mean Est.
Indicator: 5 Yr.   Earnings  EPS      EPS          Historical       LTD %
           Growth  Ratio     Change   Growth       EPS       1994   of Total
           Rate    1996 EPS  `95-'96  Next 5 Yrs.  Stability ROE    Capital
           ----    --------  -------  -----------  --------- ---    -------

Indicator  7.7%    14.3x     12.2%    12.6%        8.8%      21.5%  25.1%
 Value

Definitions:  EPS  -- Earnings per share
              ROE -- Net after-tax income return as a percent of common equity LTD -- Long-term debt as a percent of total shareholder equity and long-term liabilities
              Stability -- Consistency of earnings per share on growth trend line


   The recent price/earnings ratio of 14.3x estimated earnings per share for 1996 is slightly above the normal long-term average of 13 times for the general market. The potential earnings per share gain of 12.2% for 1996 represents potential for a good improvement over 1994. The forecast for earnings per share for the next five years represents a small decrease over 1995 expectations at the same point in time.

   The Fund holds commercial paper and U.S. Treasury securities for a potential reserve for securities purchases and for the development of investment income to pay operating expenses and a modest dividend. The Fund owns corporate bonds to achieve the highest internal income available in support of its dividend policy. Until 1994, interest rates have been declining since the early 1980's in a secular trend. New two-decade low rates were reached in 1993, thereby reducing the realized actual and potential interest income for the portfolio. The Fund's quarterly and year-end extra dividends declined slightly in response to the long-term downtrend in interest rates. A record of the Fund's past five-year dividend payments can be found on page 26 of the audited financial statements.

   Convertible debentures and preferred stocks were selected over straight preferred stocks, bonds, and debentures to protect the market value of the instruments against large unrealized losses in the event interest rates reversed in 1994 and later years. Convertible securities were also selected to provide an annual income return on investment of 5%-6% compared to the 2%-3% current return available from common stocks.

   In conclusion, the Fund's management maintained a consistent course with the past in terms of the continue employment of traditional growth stocks for the predominant objective for the common stock segment of the total portfolio. Some yield common stocks, convertible securities, corporate bonds, and U.S. Treasury securities were utilized to develop predictable income streams to cover operating expenses and to make dividend payments that were $.58 per share on a beginning net asset value per share of $17.10 for a current return of 3.39% for a one-year investment in the Fund.


Item 5A.(b)
-----------


   The Fund is required to provide a line graph comparing the initial account value and subsequent account values at the end of each of the most recently completed ten fiscal years of the Fund, assuming a $10,000 investment in the Fund at the beginning of the first fiscal year to the same investment over the same periods in an appropriate broad-based securities market index. In a table placed within or contiguous to the graph, the Fund's average annual total returns for the one, five, and ten-year periods ended on the last day of the most recent fiscal year, computed in accordance with applicable SEC regulations and guidelines, are provided.

   This line graph appears on page MD&A 11. The information on the line graph is set forth without amplifying commentary. However, the interpretative discussion that precedes and follows in this section of the Annual Shareholder Report for 1995 is an integral part of the overall presentation concerning investment performance.

   The assumptions for the preparation of data to compute performance for the Standard & Poor's 500 Composite Index and for Bridges Investment Fund, Inc., along with other items of information and analysis appear at pages MD&A 12.
The Standard & Poor's 500 Composite Stock Index was chosen as the appropriate broad-based market index for comparison with our Fund for the purpose of benchmarking the results of a 100% common stock investment as an alternative to an investment in our Fund. Common stocks would average about 68% of total market value in the Fund's portfolio over the last decade. This observation means that our Fund's investment record cannot be expected to match the results of a securities investment in the Standard & Poor's 500 Composite Index because the same degree of risk/reward has not been assumed by the Fund. Nevertheless, the S&P 500 has the best data for tracking the general price trends for large capitalization, widely owned stocks, a representative list of which is held by our Fund.

Item 5A.(c)
-----------


   This response addresses the impact that any policy or practice as to the maintenance of a specified level of distributions to shareholders had on investment strategies of the Fund and the per share net asset value during the Fund's last fiscal year -- 1995.






   The management of the Fund has generally tried to maintain a $.14-$.16 per share quarterly dividend payment to the shareholders since 1983. The impact of this policy in 1995 was to restrain the total dollars allocated to common stocks and thereby to limit, to the degree that more than 70% of total asset allocations to stocks were not made, the upside price appreciation potential for the net asset value per share. The choice of acquiring convertible debentures and convertible preferred stocks was also influenced by this policy to develop significant streams of income.

   Shareholders should be aware that the income return component on certain stocks and bonds may provide a modicum of protection against downward moves in comparison to low and non-dividend paying common stocks in bear market situations when they arise from time to time. The Fund's management believed a significant price correction for common stocks was possible during 1995 due to the advanced, high level for the popular stock market averages that are in long uptrends dating back to lows in 1990, 1987, 1982, and 1974. Therefore, yield bearing securities are regularly acquired and held for defensive purposes.

   There will be one dividend payment taxable to 1995 and payable on January 22, 1996, that included a return of capital of $.0001 per share. Please refer to the accompanying letter entitled Information for your Federal Income tax Return
- 1995 dated January 22, 1996, for complete details. The return of capital resulted from the utilization of amounts reserved in the Fund's equalization account that protects existing shareholders from a dilution of their proportionate allocation of income from new shares being subscribed less amounts of accumulated income allocated to shares redeemed.

   The disclosures required for Item 5(c) and Item 5A.(a), (b), and (c) conclude at this point in this text.

Further Observations by Management
----------------------------------


   The Portfolio Manager's Views -- At no time has the senior portfolio manager
   -----------------------------
represented to the Board of Directors, the management of Bridges Investment Counsel, Inc., or the shareholders of the Fund that our portfolio of securities will be operated to match or exceed the investment results for any particular securities price index or group of indices. The portfolio manager attempts to be well invested in quality securities selected to achieve the long-term growth of common stock values and the development of a modest amount of current income.








   Direction of Disclosures -- The direction of disclosures by mutual funds will
   ------------------------

be to provide a greater amount of information on investment results. Those requirements placed upon fund management will intensify the need to develop competitive returns to confirm management's ability and skill, or the search will deepen to find or create a composite index that justifies the funds' results as they unfold. Our Firm's disclosure for the 1995 Annual Report was made on a fail safe, least favorable basis to the Fund's record in the anticipation that the investment results of our Fund are well known to its investors with or without the graphic presentations, and that a 10.82% per ten year long-term annual return has been acceptable to our shareholders.

   Board of Director Views -- The Fund's Board of Directors has discussed and
   -----------------------

will continue to address the establishment of reasonable investment objectives that should be reached regularly by management over a number of years. Those targets may or may not be communicated to shareholders, as expectations should not be raised to unrealistic levels, nor can such figures be used as a means of encouraging or influencing a prospective investment in the Fund. The Board may conclude that the Fund as operated should be classified as a balanced fund rather than a growth and income fund, as total return comparisons are made for the Board between our Fund and other small growth and income funds. There were no resolutions adopted by the Fund's Board of Directors with respect to a change in the classification of the Fund during 1995.

   The Board has heard reports from the management of the Fund that Bridges Investment Counsel, Inc. or a new affiliate organization may sponsor several new mutual funds to provide a range of choices for investment objectives, one of which would be a fixed income alternative and the other a capital appreciation common stock fund. In this possible environment, Bridges Investment Fund, Inc. could be positioned in between the other two choices for prospective investors. No decisions have been made regarding any of these matters other than to conduct research into these matters.

   The Determinants of Investment Returns -- Investment returns are a function
   --------------------------------------

of many variables. The governing factors are the beginning date for the calculation, the ending date for the calculation, and the securities owned in the portfolio in the intervening periods. The long-term investment returns in our Fund were achieved without assuming a maximum risk/reward position. Midstream in the 1984 to 1995 time frame, there was the most significant market crash in October, 1987, since the famous October, 1929, crash that was associated with the Great Depression of the 1930's. The Board of Directors of the Fund requested the management of the Fund to invest more conservatively in 1988 than in prior years. The result was a reduction of about 10% in the total assets committed to equities. The value of $10,000 invested in our Fund versus the S&P 500 investment begins to trail the Composite Index by a wider margin after 1988 than in earlier years.

   History of Calculations for MD&A Page 11 -- The table that appears on page 11
   ----------------------------------------

sets forth the dollars reported for a $10,000 investment in Bridges Investment Fund, Inc. and the Standard & Poor's 500 Composite Stock Index in the one year, five year, and ten year illustrations. One purpose for this presentation is to demonstrate the dynamics that result from dropping off the base year and starting with a new one. The data for each Annual Shareholder Report Management's Discussion and Analysis will be published to portray the volatility and consistency of the returns as they develop over the years. The level of prices at the opening of the investment and at the time of the last calculation carry the dominant forces in the determination of the final results:

                      Value of a $10,000 Investment
                      -----------------------------

---------
                            %Chg.          % Chg.           % Chg.
Annual                      Prior          Prior            Prior
Report                      Yr.            Yr.              Yr.
Year  Investment     1 Yr.  Disclo. 5 Yr.  Disclo. 10 Yr.   Disclo.
----  ----------     ----   ------  ----   ------  -----    -------

1993  BIF, Inc.      10,618 N.C.    17,154 N.C.    27,656      N.C.
1994  BIF, Inc.      10,033  -5.5   13,882 -19.1   27,502      -0.6
1995  BIF, Inc.      13,066 +30.2   18,031 +29.9   27,949      +1.6

1993  S&P 500        11,010 N.C.    19,703 N.C.    39,656      N.C.
1994  S&P 500        10,122  -8.1   15,153 -23.1   37,800      -4.7
1995  S&P 500        13,661 +35.0   21,334 +40.8   39,519      +4.6

Source:  MD&A, Page 6
N.C.     Not Calculated



The change in the base year for the five year calculations was particularly dramatic for the 1994 disclosure. With respect to the calculation for the $10,000 investments in the S&P 500 Composite Index, the values calculated do not have deductions for operating expenses and brokerage expenses that are reflected in the values shown for an investment in the Fund. The values shown for the S&P 500 Composite Index may not be similar to data prepared by other issuers of this type of information due to the methodology and timing for the reinvestment of dividends received by S&P companies. Please refer to MD&A, page 12, for further information.





   Integrity and Trust -- In the final analysis, investors make judgments about
   -------------------

organizations and the persons who manage and operate them. There can and should be a strong faith and trust factor that develops over time. Our investment record is based upon extensive research efforts and conservative judgments. The process to improve efforts is a continuing one, particularly with respect to addressing the implementation of what we know to the investment selection process. The results of the changes in this direction will probably be an increase in the portfolio turnover to adjust better to rapidly changing market conditions. The management believes that its organization and people are at the highest level of proficiency now than at any time in our entire relationship with the Fund.

                                     Respectfully submitted,


                                     Edson L. Bridges II
                                     President


                            Table 1:  Comparative Investment Positions of Bridges Investment Fund, Inc.
                                                 on December 31, 1994, and December 31, 1995
                                                                                        Numeric                %
                                              12/31/94            12/31/95              Change                 Change
                                              --------            --------              ------                 ------

------------------------------------------------------------------------------------------------------------------
Asset
-----

Cash Reserves:
--------------

    Market Value                                $791,573             $2,085,168             $1,293,595           +163.42
    Book Value                                   791,573              2,085,168              1,293,595           +163.42
                                                 -------              ---------              ---------

    Unrealized Gain or (Loss)                          0                      0                      0             --
      Market Value/Book Value                        100.00                 100.00                   0.00           0.00
    Annual Income - Estimated                    $41,713               $104,475                $62,762           +150.46

U.S. Treasury Securities:
-------------------------

    Market Value                              $2,859,986             $3,159,375               $299,384            +10.47
    Book Value                                 2,965,319              2,941,257                (24,062)            -0.81
                                               ---------              ---------                -------

    Unrealized Gain or (Loss)                  $(105,333)              $218,118               $323,451              N.M.<F71>
      Market Value/Book Value                         96.45                 107.42                  10.97         +11.37
    Annual Income-Estimated                     $244,000               $236,500                $(7,500)            -3.17

Corp. Bonds, Debentures & Notes:
--------------------------------

    Market Value                                $929,815               $940,464                $10,649             +1.15
    Book Value                                   969,520                866,744               (102,776)           -10.60
                                                 -------                -------               ---------

    Unrealized Gain or (Loss)                   $(39,705)               $73,720               $(92,127)             N.M.<F71>
    Market Value/Book Value                           95.90                 108.51                  12.61         +13.15
    Annual Income-Estimated                      $81,163                $71,462                $(9,701)           -11.95

Convertible Debentures:
-----------------------

    Market Value                                $478,315               $466,806               $(11,509)            -2.41
    Book Value                                   547,911                480,963                (66,948)           -12.22
                                                 -------                -------                -------
    Unrealized Gain or (Loss)                   $(69,596)              $(14,157)               $55,439              N.M.<F71>
      Market Value/Book Value                         87.30                  97.06                   9.76         +11.18
    Annual Income-Estimated                      $36,425                $30,834                $(5,591)           -15.35

Convertible Preferred Stock:
----------------------------

    Market Value                                $592,625               $397,875              $(194,750)           -32.86
    Book Value                                   666,995                322,355               (344,640)           -51.67
                                                 -------                -------               ---------

    Unrealized Gain or (Loss)                   $(74,370)               $75,520               $149,890              N.M.<F71>
      Market Value/Book Value                         88.85                 123.43                  34.58         +38.92
    Annual Income-Estimated                      $36,640                $20,250               $(16,390)           -44.73

Common Stock:
-------------

    Market Value                             $12,441,751            $17,007,998             $4,566,247            +36.70
    Book Value                                10,068,178             10,533,260                465,082             +4.62
                                              ----------             ----------                -------

    Unrealized Gain or (Loss)                 $2,373,573             $6,474,738             $4,101,165           +172.78
      Market Value/Book Value                        123.58                 161.47                  37.89         +30.66
    Annual Income-Estimated                     $339,163               $371,643                $32,480             +9.58

Total Portfolio:
----------------

    Market Value                             $18,094,063            $24,057,687             $5,963,622            +32.96
    Book Value                                16,009,491             17,229,748              1,220,257             +7.62
                                              ----------             ----------              ---------

    Unrealized Gain or (Loss)                 $2,084,574             $6,827,939             $4,743,364           +227.55
      Market Value/Book Value                        113.02                 140.21                  27.19         +24.06
    Annual Income-Estimated                     $779,104               $835,164                $56,060             +7.20

N.M.-Calculation Not Statistically Meaningful<F71>
Note:  The statistics shown above are obtained from internal management reports that may or may not precisely agree with audited financial data.

                            12/31/94       12/31/95
Portfolio Diversification % of Mkt. Val. % of Mkt. Val.
------------------------- -------------  -------------

Cash Reserves                  4.4          8.7
U.S. Treasury Securities      15.8         13.1
Corp. Bonds, Deb. & Notes      5.1          3.9
Convertible Debentures         2.6          1.9
Convertible Preferred Stocks   3.3          1.7
Common Stocks                 68.8         70.7
                              ----         ----

Total                        100.0        100.0
                             =====        =====

--------

GRAPH TO DEMONSTRATE THE
`COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN
BRIDGES INVESTMENT FUND, INC. AND THE STANDARD AND POORS 500 INDEX'

YEAR          BIF           S&P 500
----  -----------      ------------
1985     10,000.00          10,000.00
1986     11,689.32          11,763.57
1987     11,780.72          12,378.92
1988     12,421.42          14,412.02
1989     15,212.59          18,955.94
1990     15,489.70          18,357.60
1991     18,746.10          23,957.28
1992     19,877.64          25,779.68
1993     21,129.37          28,376.59
1994     21,193.96          28,723.81
1995     27,949.47          39,519.22

(Amounts in table above represent year-end market values, and are plotted as data-points on a line graph in the actual annual shareholder report.)

Average Annual Total Return for Bridges Investment Fund, Inc.:
  1 Year                      30.66%
  5 Year                      12.51%
  10 Year                     10.82%

Past Performance is not predictive of future performance.

               INFORMATION SUPPORTING AND SETTING QUALIFICATIONS
                             FOR INVESTMENT RETURNS

Assumptions
-----------


   1.The initial investment was made at the public offering price last calculated on the business day before the first day of the first fiscal year.

   2.The subsequent account values are based on the net asset values of the Fund last calculated on the last business day of the first and each subsequent fiscal year.

   3.The calculation for the final account value assumes the account was closed and the redemption was at the price last calculated on the last business day of the most recent fiscal year.

   4.All dividends and capital gains distributions by the Fund were reinvested at the price on the reinvestment dates. The dividend for the Standard & Poor's 500 Composite Index for the previous quarter was invested at the month-end price closest to the reinvestment date for the Fund.

   5.Reinvestment fees for dividend and capital gains distributions were deducted before reinvestment in shares of the Fund. The Standard & Poor's 500 Composite Index was not charged with any brokerage commissions, reinvestment fees, or operating expenses.

Appropriate Index
-----------------

     The Fund is to select an appropriate broad-based securities market index that is administered by an organization that is not an affiliated person of the Fund or its investment adviser. The securities index chosen must be adjusted to reflect reinvestment of dividends on securities in the index, but not the expenses of the Fund.

Use of Additional Indexes
-------------------------


     In addition to the required comparison to a broadly-based index, mutual fund registrants with the Securities and Exchange Commission are urged to compare their performances to other more narrowly-based indexes that reflect the market sectors in which they invest. Management has investigated commercial paper, Treasury Bill, Treasury Note, Treasury Bond, and Corporate Bond indexes to cover those portfolio segments not invested in the common stock market. Some problems with comparable information have been encountered. Therefore, at this point in time, the Fund management has decided not to present the comparisons to the more narrow indices.

